As filed with the Securities and Exchange Commission on March 18, 2008

File No: 333-149037

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CORPORATE ACQUIRERS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	26-1413188
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

126 East 56th Street
New York, NY 10022
(212) 813-0323

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

G. Richard Thoman
Chairman, President and
Chief Executive
Officer 126 East 56th Street
New York, NY
10022 (212) 813-0323

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Adam Mimeles, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street New York, NY 10017 (212) 370-1300 (212) 370-7889 — Facsimile	Steven Skolnick, Esq. Anita Chapdelaine, Esq. Lowenstein Sandler 65 Livingston Avenue Roseland, NJ 07068 (973) 597-2476 (973) 597-2477 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Unit(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	11,500,000 Units	$10.00	$115,000,000	$4,519.50
Shares of Common Stock included as part of the Units(2)(4)	11,500,000 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	11,500,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	11,500,000 Shares	$7.50	$86,250,000	$3,389.63
Representative’s Unit Purchase Option	1	$100	$100	—	(3)
Units underlying the Representative’s Unit Purchase Option (“Representative’s Units”)	500,000 Units	$12.00	$6,000,000	$235.80
Shares of Common Stock included as part of the Representative’s Units(4)	500,000 Shares	—	—	—	(3)
Warrants included as part of the Representative’s Units	500,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Representative’s Units(1)(4)	500,000 Shares	$9.00	$4,500,000	$176.85
Total			$211,750,100	$8,321.78	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 1,500,000 units, and 1,500,000 shares of common stock and 1,500,000 warrants underlying such units, which may be issued on exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.
(5)	$8,292.31 previously paid; $29.47 submitted herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 18, 2008
PRELIMINARY PROSPECTUS

Corporate Acquirers, Inc.

$100,000,000
10,000,000 units

Corporate Acquirers, Inc. is a newly organized blank check company organized for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition, stock purchase, joint venture or other similar business combination with one or more domestic or international operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry nor to any geographic location. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit is being sold at a purchase price of $10.00 per unit and consists of one share of our common stock and one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. Each warrant will become exercisable on the later of our completion of a business combination or , 2009 [one year from the date of this prospectus], and will expire on , 2012 [four years from the date of this prospectus], or earlier upon redemption.

Prior to the date of this prospectus, Corporate Acquirers, LLC, our sponsor, which is owned by our officers and directors, has agreed to purchase an aggregate of 3,000,000 warrants from us at a price of $1.00 per warrant in a private placement offering. All of the proceeds received from the sale of the insider warrants will be placed in the trust account described below, and will be part of the funds distributed to our public stockholders in the event we are unable to complete a business combination.

We have granted our underwriters, a 30-day option to purchase up to 1,500,000 additional units (over and above the 10,000,000 units referred to above) solely to cover over-allotments, if any. We have also agreed to sell to the underwriters for $100, as additional compensation, an option to purchase up to 500,000 units at a per unit price of $12.00.

There is presently no public market for our units, common stock or warrants. We anticipate our units, and, upon separation, our common stock and warrants, will be listed and trade on the American Stock Exchange under the symbols [“ ”], [“ ”] and [“ ”] , respectively. We cannot assure you, however, that our securities will be accepted for listing on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 26 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount(1)	Proceeds, Before Expenses, To Us
Per unit	$10.00	$0.70	$9.30
Total	$100,000,000	$7,000,000	$93,000,000

(1)	Includes the deferred underwriting discount in the amount of $3,000,000 ($0.30 per unit), or $3,450,000 if the underwriters over-allotment option is exercised in full, payable to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed into cash by those stockholders who voted against the business combination and exercised their redemption rights. If a business combination is not consummated, such deferred discount will be forfeited by the underwriters.

Of the proceeds we receive from this offering and the private placement to be made prior to the consummation of this offering to our existing stockholders, $98,250,000 ($9.83 per unit) will be deposited into the trust account at JP Morgan Chase, N.A. maintained by American Stock Transfer & Trust Company acting as trustee. This amount includes the deferred underwriting discount in the amount of $3,000,000 ($0.30 per unit), or $3,450,000 if the underwriters over-allotment option is exercised in full, payable to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed into cash by those stockholders who voted against the business combination and exercised their redemption rights.

We are offering the units for sale on a firm-commitment basis. Deutsche Bank Securities Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about [    ], 2008.

Deutsche Bank Securities
Pali Capital, Inc.

The date of this prospectus is , 2008.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “us”, “we”, “our”, “company” or “our company” refer to Corporate Acquirers, Inc.;
•	references to “business combination” mean our initial acquisition of one or more assets or operating businesses with a fair market value of at least 80% of our net assets held in the trust account (net of taxes payable on interest earned on the trust account and State of Delaware franchise and other taxes and amounts disbursed for working capital purposes, and excluding the amount held in the trust account representing the deferred underwriting discount) at the time of the acquisition through a merger, capital stock exchange, asset or stock acquisition, stock purchase, joint venture or other similar business combination, pursuant to which we will require that a majority of the shares of common stock voted by the public stockholders are voted in favor of the acquisition and less than 30% of the public stockholders both exercise their redemption rights and vote against the proposed acquisition;
•	references to our “founder shares” refer to the 2,875,000 shares of our common stock owned by our sponsor as of the date hereof;
•	references to “existing stockholders” are to all of our stockholders before this offering;
•	references to our “sponsor” are to Corporate Acquirers, LLC, a limited liability company owned by all of our officers and directors. The managing members of our sponsor are G. Richard Thoman, our Chairman, President and Chief Executive Officer, and Stephen R. Wilson, our Vice-Chairman and Chief Financial Officer.
•	references to “private placement” are to the sale of 3,000,000 warrants to Corporate Acquirers, LLC, our sponsor, at a price of $1.00 per warrant, for an aggregate purchase price of $3,000,000, in a private placement that will occur immediately prior to the date of this prospectus;
•	references to “public stockholders” are to the holders of common stock sold as part of the units in this offering or acquired in the aftermarket, including any existing stockholders to the extent they acquire such shares (and solely with respect to such shares);
•	references to “insider warrants” are to the warrants to purchase an aggregate of 3,000,000 shares of our common stock being purchased by Corporate Acquirers, LLC, our sponsor, in the private placement;
•	unless expressly stated to the contrary, the information in this prospectus gives retroactive effect to a reverse stock split of 0.08 shares of common stock for each outstanding share of common stock as of November 21, 2007.
•	references to a “target business” are to one or more operating businesses which, after completion of this offering, we may target for a potential business combination; and
•	unless expressly stated to the contrary, the information in this prospectus assumes the underwriters will not exercise their over-allotment option

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Our Business

We are a newly formed blank check company organized under the laws of the State of Delaware on September 27, 2007. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, stock purchase, joint venture or other similar business combination, one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry nor to any geographic location. Instead, we intend to focus on various industries and target businesses that may provide significant opportunities for growth. We have not identified particular industries and/or types of businesses that may provide such growth opportunities.

To date, our efforts have been limited to organizational activities, and we have no operating results to date. We do not have any specific business combination under consideration, nor have we (or anyone on our behalf) had any discussions with any target business regarding a possible business combination.

We seek to capitalize on the experiences and contacts of our management team. G. Richard Thoman, our Chairman, President and Chief Executive Officer, is a broadly experienced executive and has been a “top five” executive in four “Fortune 75” corporations in three different industries: financial services, food and technology. His areas of expertise include technology, finance, consumer and business-to-business marketing, operating efficiencies and international business. He possesses a deep understanding of advertising, brand building, sales, manufacturing, restructuring and acquisitions. Stephen R. Wilson, our Vice-Chairman and Chief Financial Officer, has served in management, finance and planning capacities at major companies around the world for over 25 years. His areas of experience include turnarounds, strategic transactions, mergers and acquisitions, finance, corporate development and operations. James P. Schadt, one of our directors, has been a senior executive for more than 20 years in various industries including consulting, food, media, software and emerging technologies. Patrick Martin, one of our directors, has held senior management positions at technology companies such as Xerox and Storage Technology Corporation for more than 30 years and is currently on the board of directors of Qwest Communications, Inc. Michael Miron has more than 25 years experience creating, developing and transforming businesses as a director, manager, founder, strategist, business developer, consultant and investor in a variety of large and small businesses, including Xerox, AirTouch Communications, Salomon Brothers and McKinsey & Company. However, our managements’ past successes with operating companies are no guarantee of future success with a blank check company. We believe the strengths of our management team will be valuable with respect to operating any business we may acquire, although there is no guarantee they will continue in their respective roles (or any roles) following the consummation of a business combination, and their experience may only be beneficial to us until the consummation of a business combination, if any.

We have identified the following criteria we believe are important in evaluating prospective target businesses. We will use these criteria in evaluating business combination opportunities. However, we may decide to enter into a business combination with a target business or businesses that do not meet any or all of these criteria and guidelines.

•	Established companies with positive cash flow. We will seek to acquire established companies with sound historical financial performance. We will typically focus on companies with a history of profitability on an operating cash flow basis and that generate positive EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization). We do not intend to acquire start-up companies, companies with speculative business plans or distressed companies.
•	Strong competitive position in industry. We will analyze the strengths and weaknesses of target businesses relative to their competitors. We will seek to acquire businesses that have developed leading positions within their respective markets and are well positioned to capitalize on growth opportunities. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability.
•	Experienced management team. We will seek to acquire businesses that have strong, experienced management teams. We will focus on management teams with a proven history of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe the operating expertise of our officers and directors will complement, not replace, the target’s management team.
•	Diversified customer and supplier base. We will seek to acquire businesses with a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

We may also use other factors, described elsewhere in this prospectus, to evaluate a potential business combination. If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus and in our amended and restated certificate of incorporation, we will liquidate our trust account and any other assets to our public stockholders. While we may seek to effect business transactions with more than one target acquisition, our business combination must be with a target acquisition (or acquisitions) whose fair market value is at least equal to 80% of our net assets held in the trust account (net of taxes payable on interest earned on the trust account and State of Delaware franchise and other taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discount) at the time of the signing of the definitive agreement with respect to the business combination. Initially, we may have the ability to complete only a single business combination, although this may entail our acquisition of one or more individual assets, properties or entities.

While we do not intend to pursue a business combination with any company that is affiliated with any of our existing stockholders, executive officers or directors, we are not prohibited from pursuing such a transaction. In the event we seek to complete a business combination with such a company, we would obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, formerly the National Association of Securities Dealers, Inc., and is reasonably acceptable to the representative of the underwriters, who will provide an opinion which may or may not be relied upon by the stockholders acquiring units in this offering, that such a business combination is fair to our stockholders from a financial point of view. While we will consider whether such an opinion may be relied on by our stockholders, it will not be dispositive as to which investment bank we seek a fairness opinion from. Other factors contributing to such a determination are expected to include, among others: reputation of the independent investment bank, specifically their knowledge in the particular geography and industry for which a business combination is proposed, timing and cost.

Our business combination may take the form of a joint venture wherein we acquire less than a 100% ownership interest in certain properties, assets or entities. In such case, the remaining ownership interest may be held by third parties who may or may not have been involved with the properties, assets or entities prior to our acquisition of such ownership interest. With a joint venture, we will face additional risks, including the additional costs and time required to investigate and otherwise conduct due diligence on potential joint venture partners and to negotiate joint venture agreements. Moreover, the subsequent management and control of a joint venture will entail risks associated with multiple owners and decision makers.

We may further seek to acquire a target acquisition that has a fair market value significantly in excess of 80% of our net assets held in the trust account (net of taxes payable on interest earned on the trust account and State of Delaware franchise and other taxes and amounts disbursed for working capital purposes, and excluding the amount held in the trust account representing the deferred underwriting discount). In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities, and we may effect a business combination using the proceeds of such offering rather than using the amounts held in the trust account. In the case of a business combination funded with assets other than the trust account assets, the proxy materials disclosing the business combination for which we would seek stockholder approval would disclose the terms of the financing as well and, if required by law, regulation or a rule of the American Stock Exchange, we would seek stockholder approval of such financing. In the absence of a requirement by law, regulation or rule of the American Stock Exchange, we would not seek separate stockholder approval of such financing inasmuch as the financing portion of any business combination would be disclosed in the proxy materials and would be a consideration of the stockholder approval process for the business combination under consideration. There are no prohibitions on our ability to raise funds privately or through loans that would allow us to acquire a company with a fair market value in an amount greater than 80% of our net assets held in the trust account at the time of the acquisition. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Private Placement

Prior to the date of this prospectus, our sponsor will purchase an aggregate of 3,000,000 warrants, which we refer to as the insider warrants, from us at a price of $1.00 per warrant in a private placement pursuant to Regulation D of the Securities Act of 1933, as amended. The insider warrants have terms and provisions that are identical to the warrants being sold in this offering except that (i) the insider warrants will be placed in escrow and not released except in limited circumstances, prior to the business day following the consummation of our initial business combination, (ii) the insider warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered for resale under the Securities Act pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (iii) the insider warrants will not be subject to redemption if held by existing stockholders or their permitted assignees, (iv) once exercisable the insider warrants are exercisable on a “cashless” basis at any time, if held by the initial purchaser or its permitted assignees; provided we have an effective registration statement covering the public warrants and (v) the insider warrants are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants. The transfer restrictions do not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining in escrow.

The holders of insider warrants will not have any right to any liquidation distributions with respect to the shares underlying such insider warrants in the event we fail to consummate a business combination, in which event the insider warrants will expire worthless. No commissions, fees or other discount will be payable in connection with such private placement. All of the gross proceeds from the sale of the 3,000,000 warrants in the private placement, or $3,000,000, will be deposited into the trust account.

Conflicts of Interest

G. Richard Thoman is currently managing partner of Corporate Perspectives, a corporate strategic advisory firm, and a member of the board of directors of Schneider Electric Group. Mr. Thoman has a fiduciary duty to both Corporate Perspectives and Schneider which may require him to first present acquisition opportunities to those entities that otherwise may be attractive to us, although we have been advised by Mr. Thoman that it is highly unlikely Corporate Perspectives would pursue any acquisition opportunity that would be of interest to us.

Stephen Wilson is currently a partner with Camelot Equity Partners, an investment and advisory firm. Mr. Wilson currently serves on the LEK National Advisory Board, providing counsel and support to the partners of this privately held international strategy consulting leader, and the Parsons Consulting Advisory Board, where he advises the leadership team of this U.S.-based division of the UK-based consultancy company, Management Consulting Group plc. He also serves on the boards of directors of two public companies, Majesco Entertainment, a public electronic and video game manufacturer currently undergoing a turnaround and Knobias Inc., a provider of analysis and data on small to mid-cap companies. While Mr. Wilson has a fiduciary duty to all of these entities which may require him to first present acquisition opportunities to those entities that otherwise may be attractive to us, we have been advised by Mr. Wilson that it is highly unlikely any of these entities would pursue any acquisition opportunity that would be of interest to us.

Patrick J. Martin is on the board of directors of Qwest Communications Inc., where he chairs the Governance and Nominating Committees. Mr. Martin has a fiduciary duty to Qwest Communications Inc. which may require him to first present acquisition opportunities to those entities that otherwise may be attractive to us.

James P. Schadt is a partner of Contagion, LLC, a startup operator of magazines, web sites and events, and a director of PRB Energy, Inc. Mr. Schadt has a fiduciary duty to these entities which may require him to first present acquisition opportunities to those entities that otherwise may be attractive to us, although we have been advised by Mr. Schadt that it is highly unlikely any of these entities would pursue any acquisition opportunity that would be of interest to us.

While Michael Miron does not currently have any pre-existing fiduciary duties that would cause a conflict of interest, it is possible he will become a corporate officer in the future and may be expected to have a fiduciary duty to such company that may supersede his fiduciary duties to us.

The discretion of our officers and directors, some of whom are also officers and/or directors of other companies, in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. Some of our officers and directors have pre-existing fiduciary obligations to other businesses of which they are officers, directors or advisors. To the extent they identify business opportunities which may be suitable for the entities to which they owe a pre-existing fiduciary obligation, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe a pre-existing fiduciary obligation (and any successors to such entities) have declined to accept such opportunities.

Section 122(17) of the Delaware General Corporation Law permits a Delaware corporation to renounce in its certificate of incorporation or by action of its board of directors any interest or expectancy of the corporation in, or being offered an opportunity in, certain business opportunities. As a result of the potential conflicts between our business and the businesses our officers and directors are engaged in, our board of directors has, in accordance with Section 122(17) of the Delaware General Corporation Law, adopted a resolution providing that our officers and directors are not obligated to present to us any potential business combination and may become involved as a principal (without involving us) or agent for a third party with respect to potential business combinations that otherwise would be appropriate for us, other than:

•	any business combination or opportunity that is brought to the attention of such officer or director solely in his capacity as a director of our company; or
•	any business combination or opportunity that is identified by any officer or director solely through the disclosure of information by or on behalf of us.

Our principal executive offices are located at 126 East 56th Street, New York, NY 10022 and our telephone number is (212) 813-0323.

THE OFFERING

There are currently issued and outstanding an aggregate of 2,875,000 founder shares, which, after giving effect to this offering and the full exercise of the underwriters’ over-allotment option, would equal 20% of our aggregate issued and outstanding common stock. We will redeem for cancellation at no cost up to an aggregate of 375,000 founder shares in the event the underwriters do not fully exercise their over-allotment option. We will redeem founder shares only in an amount sufficient to cause the amount of issued and outstanding founder shares to equal 20% of the aggregate amount of our issued and outstanding common stock after giving effect to this offering and the exercise, if any, of the underwriters’ over-allotment option. For purposes of this summary, we assume the underwriters will not exercise their over-allotment option and therefore present the amount of shares outstanding after giving effect to the redemption of 375,000 founder shares.

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 26 of this prospectus.

Securities offered
10,000,000 units, at $10.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
Trading commencement and separation of common stock and warrants
The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants shall trade separately on the 5th business day after the earlier to occur of (i) the expiration of the underwriters’ over-allotment option or (ii) notification from the underwriters that they have completed the over-allotment option (in full or in part).
Further, in no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the exercise of the over-allotment option, as described below. We will file this Form 8-K promptly after the consummation of this offering. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second Form 8-K will be filed prior to the commencement of separate trading to provide information to reflect the exercise of the over-allotment option.
Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent securityholder owning common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website after the filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”
Common stock:
Number outstanding before this offering and private placement
2,500,000 shares
Number to be outstanding after this offering and private placement
12,500,000 shares
Warrants:
Number outstanding before this offering and private placement
0 warrants
Number of insider warrants to be sold in a private placement
3,000,000 warrants
Number to be outstanding after this offering and private placement
13,000,000 warrants (including the 3,000,000 insider warrants, but excluding the unit purchase option).
Exercisability
Each warrant is exercisable for one share of common stock.
Exercise price
$7.50
The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.
None of the warrants may be exercised until after the consummation of our business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Exercise period
The warrants will be exercisable on the later of our completion of a business combination or , 2009 [one year from the date of this prospectus],

and will expire on , 2012 [four years from the date of this prospectus], or earlier upon redemption. The warrants will be exercisable only if we provide for an effective registration statement covering the shares of common stock underlying the warrants, and are not exercisable on a “cashless” basis at the option of the holder. However, in the event we elect to redeem the public warrants, we could require any holder wishing to exercise such warrants to do so on a “cashless” basis as described below under “Redemption.” The insider warrants are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the insider warrants, and may be exercised on a “cashless” basis at any time; provided, however, holders of the insider warrants have contractually agreed with us not to exercise such warrants in the absence of an effective registration statement covering the shares of common stock underlying the public warrants. The insider warrants will become exercisable on the later of:
• the completion of a business combination, and
• [ ], 2009 [one year from the effective date of this prospectus.
The warrants will expire at 5:00 p.m., New York City time, on [ ], 2012 [four years from the effective date of this prospectus] or earlier upon redemption.
Redemption
We may redeem the outstanding warrants excluding the insider warrants:
• in whole and not in part,
• at a price of $0.01 per warrant at any time after the warrants become exercisable,
• upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise warrants to do so on a “cashless” basis. In such event, the holder would surrender all of the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the “fair market value” (defined below) and the exercise price of the warrants by (y) the “fair market value.” The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
If we call the warrants for redemption, our sponsor, which is owned by our officers and directors, would still be entitled to exercise its insider warrants, which are not subject to redemption, as described below for cash or on a “cashless” basis. As a result, our officers and directors may have a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a “cashless” exercise.
Private Placement
Our sponsor, Corporate Acquirers, LLC, an entity of which all our officers and directors are members, has agreed to purchase 3,000,000 warrants, or insider warrants, prior to the date of this prospectus at the price of $1.00 per warrant for a total of $3,000,000, all of which are to be financed from the funds of our officers and directors and not from borrowed funds. The insider warrants will be purchased separately and not in combination with common stock in the form of units. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $3,000,000 purchase price of the insider warrants will become part of the amount payable to our public stockholders upon the liquidation of our trust account and the insider warrants will become worthless. See “Proposed Business—Effecting a business combination—Liquidation if no business combination” below.

The insider warrants have terms and provisions that are identical to the warrants being sold in this offering, respectively, except that (i) the insider warrants will be placed in escrow and not released before, except in limited circumstances, the business day following the consummation of our initial business combination, (ii) the insider warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed by our sponsor and us on or before the date of this prospectus, (iii) the insider warrants will be non-redeemable so long as the initial purchaser or its permitted assigns holds them, (iv) the insider warrants are exercisable on a “cashless” basis if held by the initial purchaser or its permitted assignees, provided we have an effective registration statement covering the public warrants and (v) the insider warrants are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the insider warrants but are not exercisable in the absence of an effective registration statement covering the shares of common stock underlying the public warrants. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining subject to the escrow.
American Stock Exchange listing
We intend to apply to list our securities on the American Stock Exchange upon consummation of this offering. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you our securities will continue to be listed on the American Stock Exchange as we might not meet certain continued listing standards such as income from continuing operations.
Proposed AMEX symbols for our:
Units
“.U”
Common stock
“”
Warrants
“.WS”

Offering proceeds to be held in trust
Of the proceeds of this offering, $98,250,000 ($9.83 per unit), which includes the underwriters’ deferred discount of $3,000,000 ($0.30 per unit) and the proceeds from our private placement of insider warrants of $3,000,000, will be placed in the trust account at JP Morgan Chase, N.A. maintained by American Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the effective date of the registration statement. We believe the deferment of a portion of the underwriters’ discount along with the placement of such deferred discount and the proceeds of the private placement in the trust account is a benefit to our public stockholders because additional proceeds will be available for distribution to our public stockholders if we liquidate our trust account prior to our completing an initial business combination. The proceeds held in the trust account will not be released until the earlier of the completion of our business combination (with a target acquisition (or acquisitions)) whose fair market value is at least equal to 80% of our net assets held in the trust account (net of taxes payable on interest earned on the trust account and State of Delaware franchise and other taxes and amounts disbursed for working capital purposes, and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of the signing of the definitive agreement with respect to the business combination (or acquisitions) or liquidation of the company. Unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business combination and the negotiation of an agreement to acquire a business combination; provided, however, we will be permitted to withdraw disbursements from the trust account to pay any federal, state, local or franchise tax obligations related thereto, and interest income earned on the trust account up to an aggregate of $2,400,000, an amount we believe is necessary to allow us to operate for at least the next 24 months assuming a business combination is not consummated during that time. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a merger, capital stock exchange, asset or stock acquisition, stock purchase, joint venture or other similar transaction, and a review of budgets publicly disclosed by similar blank check companies, we determined that this was an appropriate approximation of the expenses. Expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $100,000 after payment of expenses relating to this offering), plus up to $2,400,000 of net interest income. We believe the amount to be held in trust upon consummation of this offering ($98,250,000, not including the over-allotment option) will generate net interest income of at least $2,400,000 over a 24 month period, even assuming an interest rate of 1.8%.
The underwriters have agreed to defer $3,000,000 of their underwriting discount, equal to 3% of the gross proceeds of the 10,000,000 units being offered to the public, until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount, reduced pro ratably by the exercise of stockholder redemption rights, shall be released to the underwriters out of the proceeds of this offering held in the trust account. The underwriters will not be entitled to any interest income on the deferred discount. If we liquidate the trust account, the underwriters have agreed to waive any right they may have to the $3,000,000 of the deferred underwriting discount held in the trust account, all of which shall be distributed to our public stockholders.
We may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate the company and liquidate our trust account.
Limited payments to insiders
Prior to the completion of a business combination, there will be no fees, reimbursements or cash payments made to our officers and directors other than:

•

repayment of an aggregate of $125,000 in loans bearing no interest made by G. Richard Thoman, our Chairman, President and Chief Executive Officer and Stephen Wilson, our Vice Chairman and Chief Financial Officer, to cover offering expenses;

• reimbursement for any expenses incident

to the offering and finding a suitable business combination; and

•

payment to Corporate Perspectives, an affiliate of G. Richard Thoman, our Chairman, President and Chief Executive Officer of $7,500 per month for certain general and administrative services, including but not limited to receptionist, secretarial and general office services.

Stockholders must approve business combination
We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. Public stockholders may vote against a business combination and exercise their redemption rights described below. In connection with the vote required for our business combination, our existing stockholders have agreed to vote the shares of common stock owned by them immediately before this offering, in accordance with the majority of the shares of common stock voted by the public stockholders. For example, if the majority of public stockholders voting at the meeting, regardless of percent, vote to approve the business combination, our existing stockholders will vote all shares owned by them prior to this offering in favor of the business combination. Similarly, if the majority of public stockholders voting at the meeting, regardless of percent, vote against the business combination, our existing stockholders will vote all shares owned by them prior to this offering against the business combination. In connection with securities purchased in or after this offering, if any, our existing stockholders have agreed to vote such shares of common stock in favor of a business combination, which will make it more likely a proposed business combination will be approved. For purposes of seeking approval of our initial business combination, once a quorum is obtained at the meeting, we will need approval of a majority of the shares of common stock voted by the public stockholders at such meeting. Non-votes will have no effect on the approval of a business combination once a quorum is obtained. Accordingly, approval of a business combination may be received with approval of less than 50% of the public shares then outstanding.
We are not aware of any present intention on the part of our officers or directors to make any purchases in this offering or in the aftermarket.

Although we do not know for certain the factors that would cause our officers or directors to purchase our securities, we believe some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears a substantial number of public stockholders will vote against a proposed business combination, and (iv) their interest in the target business once the target business has been identified.
Although our officers and directors have no current intentions to make such purchases, our directors and officers are not prohibited from purchasing shares of our common stock in the open market and/or in privately negotiated transactions. Our officers and directors may establish a stock purchase plan pursuant to Rule 10b-5 promulgated by the SEC, or such person or we may undertake a stock purchase plan under SEC Rule 10b-18. In the event a purchase is made after a record date for a meeting of stockholders has been established, any such privately negotiated transaction with a stockholder would include a contractual acknowledgement that such stockholder, although still a holder of record of our common stock, is no longer the beneficial owner thereof and therefore agrees to vote such shares of common stock as directed by the directors or officers, as the case may be. In the event the directors or officers purchase shares in privately negotiated transactions from stockholders who have already cast votes against a proposal to approve the proposed acquisition and requested redemption of their shares, such selling stockholders would be required to revoke their prior votes against the proposed acquisition and to revoke their prior elections to redeem their shares and to cast new votes in favor of the proposal to approve the proposed acquisition. The revocation of prior negative votes and substitution therefor of votes in favor of the proposed acquisition would have the effect of reducing redemptions and increasing votes in favor of the proposal to approve the proposed acquisition thereby making it more likely the proposal to approve the proposed business combination would be approved.
We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning up to one share less than 30% of the shares of common stock sold in this offering both exercise their redemption rights described below and vote against the business combination. We will not propose a business combination to our stockholders that is conditioned on less than one share less than 30% of the public stockholders exercising their redemption rights. Voting against the business combination alone will not result in redemption of a stockholder’s shares of common stock for a pro rata share of the trust account. Such stockholder must also exercise its redemption rights described below.
We intend to give prior written notice of between 10 and 60 days of any meeting at which a vote shall be taken to approve a business combination.
Upon the completion of our business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.
Redemption rights for stockholders voting to reject a business combination
Public stockholders voting against a business combination and who properly tender their shares will be entitled to redeem their common stock for a pro rata share of the trust account, plus interest earned on their portion of the trust account (net of taxes payable and Delaware franchise taxes and amounts disbursed for working capital purposes), if the business combination is approved and completed. If a business combination is approved, stockholders that vote against the business combination and elect to redeem their shares of common stock to cash will be entitled to receive their pro rata portion of the $3,000,000 ($0.30 per share) of the deferred underwriting discount held in the trust account. Public stockholders will not be entitled to their pro rata share of the trust account simply by voting against the business combination; each stockholder must also affirmatively exercise its redemption rights in order to receive its pro rata share of the trust account. However, if public stockholders of 30% or more in interest of our shares of common stock vote against the business combination and elect to redeem their shares of common stock, we will not proceed with such business combination. Public stockholders that redeem their stock into their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold.

Existing stockholders are not entitled to redeem any of their shares of common stock for a pro rata share of the trust account. However, existing stockholders who acquire shares of common stock in or after this offering will be entitled to a pro rata share of the trust account upon the liquidation of the trust account in the event we do not consummate a business combination within the required time periods. The existing stockholders will waive their right to receive any share of the trust account upon such liquidation of the trust account with respect to the shares of common stock owned by them immediately prior to this offering, including the shares of common stock underlying the insider warrants.
An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement prior to the vote taken with respect to a proposal to approve a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the proposal to approve the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time up to two (2) business days prior to the vote on the proposal to approve the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials we will furnish to stockholders in connection with the vote for any proposal to approve a proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System. We believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. This fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the meeting. Because delivery of shares is a requirement of redemption regardless of timing of when such delivery must be effectuated, delivery prior to the stockholder vote would not result in increased cost to the stockholders. However, in the event we require holders seeking to exercise redemption rights to tender their shares prior to the meeting and the proposal to approve the proposed business combination is not consummated (and therefore we would not be obligated to redeem the tendered shares), this may result in an increased cost to stockholders when compared to the traditional process, as a stockholder will have paid $35 to elect redemption but would not have their shares of common stock redeemed. Further, it is possible this tendering process may be cost-prohibitive for stockholders in the event their aggregate holdings of our common stock do not exceed $35.
Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for redemption and subsequently decided prior to the meeting not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after the completion of a business combination. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise any warrants they still hold.
If a vote on any business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, public stockholders voting against our initial business combination who exercised their redemption rights with respect to a proposed business combination would not be entitled to redeem their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder.
Liquidation if no business combination
If we have not consummated a business combination by , 2010 [24 months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281 of the Delaware General Corporation Law will require us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust account to our public stockholders. Such creditors will not include our officers and directors, who will not be entitled to assert such claims against us in the event of our liquidation and dissolution upon failure to consummate our initial business combination. Our sponsor and our officers could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. While we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee they will execute such agreements. Nor is there any guarantee, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable.
We anticipate the distribution of the funds in the trust account to our public stockholders will occur within 10 business days from the date our corporate existence ceases.
Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to all shares of common stock owned by them prior to this offering, including the common stock underlying the insider warrants. In addition, the underwriters have agreed to waive their rights to the $3,000,000 of the deferred underwriting discount deposited in the trust account in the event we liquidate prior to the completion of a business combination. We will pay the costs of liquidation from our remaining assets outside of the trust account or, if necessary, with funds provided by our sponsor, G. Richard Thoman, our Chairman, President and Chief Executive Officer, and Stephen Wilson, our Vice-Chairman and Chief Financial Officer.
Amended and Restated Certificate of Incorporation
As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended (without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering) prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek redemption of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Sixth of our amended and restated certificate of incorporation, as obligations to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, we will not take any action to amend or waive these provisions.
Our amended and restated certificate of incorporation also provides that we will continue in existence only until , 2010 [24 months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law.
In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. Any vote to extend our corporate life to continue perpetually in connection with a business combination will be effective only if the business combination is approved. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate existence on , 2010 [24 months from the date of this prospectus] as an obligation to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering, we will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.
Escrow of founder shares and warrants
On the effective date of the registration statement, all of our existing stockholders and our sponsor will place the common stock and warrants that they own before this offering (including the insider warrants acquired in the private placement) into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions as set forth in more detail herein (such as transfers to affiliates or to relatives and trusts for estate planning purposes, while remaining in escrow), the founder shares will not be transferable until one year after the consummation of a business combination at which time such founder shares will be released from escrow, unless we were to engage in a transaction after the consummation of the initial business combination that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. The insider warrants will not be transferable, except in limited circumstances, until the business day following consummation of our initial business combination.
Underwriters’ purchase option
We have agreed to sell to the underwriters for $100, as additional compensation, an option to purchase up to a total of 500,000 units at $12.00 per unit, with the warrants issued as part of such units exercisable at $9.00 per share. The units issuable upon exercise of this option are identical to the other units offered by this prospectus. This option is exercisable, commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring four years from the effective date of the registration statement. The exercise price and the number of units issuable upon exercise of the option may be adjusted in certain circumstances.

Risks

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 26 of this prospectus. Some of our other risks include the following:

•	We are a recently incorporated development stage company with no operating results to date. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to effect a business combination. Further, investors in this offering have no basis to evaluate the merits or risks of a business combination as we have not yet selected any target acquisition with which to complete a business combination.
•	Other than as set forth herein, we have no available cash and working capital and Messrs. Thoman and Wilson have only committed to advance us funds necessary to complete this offering.
•	Our officers, directors and their affiliates currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us. Accordingly, the discretion of our officers and directors in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.
•	If we are unable to find a suitable target acquisition that would result in a business combination, the funds being held in the trust account may not be returned to you until [ ], 2010 [24 months from the date of this prospectus] .
•	If we are forced to liquidate before a business combination and distribute the trust account in liquidation, our public stockholders may receive significantly less than $9.83 per share and our warrants will expire worthless.
•	If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders will be less than the approximately $9.83 per share held in trust.
•	Our ability to effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our officers, directors and others, who may not continue with us following a business combination.
•	Our officers, directors and their affiliates currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	Initially, we may only be able to complete one business combination, which may cause us to be solely dependent on a single asset or operation. By consummating a business combination with only a single asset or operation, our lack of diversification may subject us to numerous economic and competitive developments.
•	Investors in this offering have no basis to evaluate the merits or risks of a business combination as we have not yet selected any target acquisition with which to complete a business combination.
•	We are not required to use all or any of the amount in the trust account for our initial business combination as long as we consummate an initial business combination with one or more target acquisitions with a fair market value equal to at least 80% of our net assets held in the trust account (net of taxes payable on interest earned on the trust account and State of Delaware franchise and other taxes and amounts disbursed for working capital purposes, and excluding the amount held in the trust account representing the underwriters’ deferred discount). Accordingly, it may be the case that our initial business combination is with a company in which we purchase less than a controlling interest, but with a fair market value in excess of 80% of our net assets held in the trust account (net of taxes payable on interest earned on the trust account and State of Delaware franchise and other taxes and amounts disbursed for working capital purposes, and excluding the amount held in the trust account representing the underwriters’ deferred discount). In such event, we may use any remaining proceeds held in the trust account for working capital, including director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target acquisition, make other acquisitions and pursue our growth strategy.

SUMMARY FINANCIAL DATA
(in thousands, except for per share data)

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	January 15, 2008
	Actual	As Adjusted
Balance Sheet Data:
Working capital/(deficiency)	$(62,000)	$96,188,000
Total assets	197,500	98,288,000
Total liabilities(1)	174,500	2,100,000
Value of common stock which may be redeemed to cash (approximately $9.83 per share)(2)	—	29,489,990
Stockholders’ equity	23,000	66,698,010

(1)	The total liabilities (as adjusted) includes the $3,000,000 being held in the trust account that will either be paid to the underwriters upon consummation of our initial business combination or to our public stockholders in the event we do not consummate a business combination within the required time period. However, for purposes of this presentation, total liabilities (as adjusted) assumes that we have redeemed the maximum of 2,999,999 shares to cash in connection with our initial business combination reducing the underwriter’s fee by $0.30 per share, or approximately $900,000.
(2)	If the business combination is consummated, public stockholders who voted against the business combination and exercised their redemption rights, would be entitled to receive $9.83 per share, which amount represents the proceeds of this offering and the purchase price of the insider warrants.

The “as adjusted” information gives effect to the sale of the units we are offering (other than pursuant to the underwriters’ over-allotment option), including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities to be made.

The “as adjusted” working capital and total assets amounts include the $95,350,000 from the proceeds of the offering and the $3,000,000 purchase price of the insider warrants to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The adjusted working capital and total assets amount includes the $3,000,000 being held in the trust account ($3,450,000 if the underwriters’ over-allotment option is exercised in full) representing the underwriters’ deferred discount. If we have not consummated a business combination by     , 2010 [24 months from the date of this prospectus] , our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (including the amounts representing deferred underwriting discounts, any accrued interest, net of taxes payable and amounts disbursed for working capital purposes, which taxes shall be paid from the trust account) plus any remaining net assets, subject to our obligations under Delaware law to provide for claims of creditors. Our existing stockholders have agreed to waive their respective rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination and subsequent liquidation with respect to the shares of common stock owned by them immediately prior to this offering, including the shares of common stock underlying the insider warrants.

We will not proceed with a business combination if public stockholders owning 30% or more of the shares of common stock sold in this offering vote against the business combination and exercise their redemption rights. Accordingly, we may effect a business combination if public stockholders owning up to one share less than 30% of the shares of common stock sold in this offering exercise their redemption rights. If this occurred and a business combination is completed, we could be required to redeem to cash from the trust account up to one share less than 30% of the 10,000,000 shares of common stock sold in this offering, or 2,999,999 shares of common stock, at an initial per-share redemption price of approximately $9.83, without taking into account interest earned on the trust account (net of taxes payable and amounts disbursed for working capital purposes, which taxes shall be paid from the trust account). The actual per-share redemption price will be equal to:

•	the amount in the trust account, including all accrued interest (net of taxes payable on interest earned on the trust account and State of Delaware franchise and other taxes and amounts disbursed for working capital purposes), as of two business days prior to the proposed consummation of the business combination, divided by the number of shares of common stock sold in the offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. If any of the following risks occur, our business, financial conditions or results of operating may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business combination. We will not generate any revenues or income until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur. We have no present revenue and will not generate any revenues until, at the earliest, after the completion of a business combination.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than would typically be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering there has been no public market for our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the result of market conditions. Factors considered in making these determinations include:

•	the history and prospects of similarly structured “blank check” companies;
•	our management and their experience in the industry;
•	the actual and proposed offerings of similarly structured “blank check” companies, including the structure and size of the offerings;
•	our capital structure;
•	the general conditions of the securities markets at the time of the offering;
•	an assessment by management of the funds necessary to complete an acquisition; and
•	other factors deemed relevant.

Although these factors were considered, the determination of our per unit offering price and required aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete a business combination may prove inaccurate, in which case we may not have sufficient funds to consummate a business combination and we would be forced to either find additional financing or liquidate or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriters’ discount) at the time of the signing of the definitive agreement with respect to the business combination.

If we are unable to consummate a business combination and are forced to liquidate, our public stockholders will be forced to wait the full 24 months from the date of this prospectus before receiving liquidation distributions.

Pursuant to our amended and restated certificate of incorporation, we have 24 months from the date of this prospectus in which to complete a business combination. If we fail to consummate a business combination within the required time frame, our corporate existence will cease, in accordance with our amended and restated certificate of incorporation, except for the purposes of winding up our affairs and liquidating. We may not be able to find suitable target businesses within the required 24 month time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business. We view this obligation to liquidate as an obligation to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering, neither we nor our officers or board of directors will take any action to amend or waive, or propose to amend or waive any provision of our amended and restated certificate of incorporation to allow us to survive for a longer period of time. In addition, in the event there is a stockholder proposal to extend our corporate life which we are required to present to all of our stockholders, we will not support, directly or indirectly, or in any way endorse or recommend, that stockholders approve an amendment or modification to such provision if it does not appear we will be able to consummate a business combination within the foregoing time period. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to the founder shares, including the shares of common stock underlying the insider warrants. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation, which we currently estimate to be up to $40,000, from our remaining assets outside of the trust account. In addition, our sponsor, G. Richard Thoman, our Chairman, President and Chief Executive Officer, and Stephen Wilson, our Vice-Chairman and Chief Financial Officer, have agreed to indemnify us for all claims of creditors to the extent that we fail to obtain waivers from vendors, service providers, prospective target business or other entities to the extent necessary to ensure that such claims do not reduce the amount in the trust account below $9.83 per share.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to redeem their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

If we are forced to liquidate before the completion of a business combination and distribute the trust account, our public stockholders may receive significantly less than $9.83 per share.

We must complete a business combination with a fair market value of at least 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and other than the portion representing the underwriters’ deferred discount) at the time of acquisition by      , 2010 [24 months from the date of this prospectus]. If we are unable to complete a business combination within the proscribed time frame and are forced to liquidate the trust account, the per-share liquidation price received by our public stockholders from the trust account will be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Upon the liquidation of the trust account, public stockholders will be entitled to receive (unless there are claims not otherwise satisfied by the amount not held in the trust account or the indemnification provided by our sponsor, G. Richard Thoman and Stephen Wilson) approximately $9.83 per share plus interest earned on their pro rata portion of the trust account (net of taxes payable and amounts disbursed for working capital purposes), which includes $3,000,000 ($0.30 per unit) of the deferred underwriting discount, or $3,450,000 if the underwriters over-allotment option is exercised in full, and $3,000,000 of the purchase price of the insider warrants. Our sponosor, G. Richard Thoman, our Chairman, President and Chief Executive Officer, and Stephen Wilson, our Vice-Chairman and Chief Financial Officer, have agreed to indemnify us for all creditor claims if we did not obtain waivers from vendors, service providers, prospective target businesses or other entities, to the extent necessary to ensure that such claims do not reduce the amount in the trust account below $9.83 per share. In the event we liquidate and it is subsequently determined the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors. We assume, in the event we liquidate, we will not have to adopt a plan to provide for payment of claims that may potentially be brought against us. Should this assumption prove to be incorrect, we may have to adopt such a plan upon our liquidation, which could result in the per-share liquidation amount to our stockholders being significantly less than $9.83 per share. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Proposed Business — Effecting a Business Combination — Liquidation if no Business Combination.”

If we are forced to liquidate before a business combination, our warrants will expire worthless.

If we are unable to complete a business combination and are forced to liquidate the trust account, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Proposed Business — Effecting a Business Combination —  Liquidation if no Business Combination.”

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought redemption of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933 with respect to the common stock issuable upon exercise of the publicly held warrants, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse to us.

Our insider warrant holders have advantages in exercising their warrants which our public warrant holders do not have.

While the holders of our insider warrants do not require an effective registration statement be in place with respect to the shares of common stock underlying the insider warrants in order to exercise their warrants, the holders of our public warrants will require an effective registration statement be in place with respect to the shares of common stock underlying such warrants, prior to exercising their warrants. In addition, the holders of our insider warrants have the option to exercise their warrants on a “cashless” basis. The holders of our public warrants do not have this option, though they may be forced to exercise their warrants on a “cashless” basis at our option following our call for redemption of such warrants. As a result of these differences:

•	if no registration statement is effective with respect to the common stock underlying the public warrants, public warrant holders may be unable to exercise their warrants at a time which is advantageous to them; and
•	since they must pay the exercise price in full (unless we require otherwise) public warrant holders may find the cost of exercising their warrants to be prohibitive.

Our management’s ability to require holders of our warrants to exercise such warrants on a “cashless” basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received has they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless” basis. In this instance, all holders of warrants would pay the exercise price by surrendering such holder’s warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring “cashless” exercise in this manner will reduce the number of shares of common stock to be issued and thereby lessen the dilutive effect of a warrant redemption. If management chooses to require holders to exercise their warrants on a “cashless” basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares of common stock underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants and therefore the warrants could expire worthless.

Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the Warrant Agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares of common stock underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with our undertaking, we cannot assure we will be able to do so. If we are unable to do so, holders will be unable to exercise their warrants and the warrants could expire worthless. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the unit. In addition, we have agreed to use our reasonable efforts to register the shares of common stock underlying the warrants under the blue sky laws of the states of residence of the existing warrantholders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the shares of common stock issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares of common stock underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Unlike many other blank check offerings, we allow our public stockholders holding up to one share less than 30% of the shares sold in this offering to exercise their redemption rights if they vote against a proposed business combination presented to our stockholders for approval. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your redemption rights.

When we seek stockholder approval of a business combination, we will offer each public stockholder (but not our existing stockholders with respect to any shares they owned prior to the consummation of this offering) the right to have his, her or its shares of common stock redeemed to cash if the stockholder votes against the business combination and the business combination is approved and consummated. We will consummate the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning 30% or more of the shares sold in this offering do not vote against the business combination and exercise their redemption rights. For purposes of seeking approval of the initial business combination, the holders of record of our outstanding shares of common stock will be entitled to one vote per share on each matter presented to such holders at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the total outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at such meeting. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. Abstentions, but not broker non-votes, are treated as shares present and entitled to vote, and will be counted as a “no” vote. Broker non-votes are treated as not entitled to vote, and so reduce the absolute number, but not the percentage of votes needed for approval of a matter. Assuming that a quorum is present, approval of the business combination will require a majority of the votes cast at such meeting. Accordingly, approval of a business combination may be received with less than 50% of the public shares then outstanding. Because we permit a larger number of stockholders to exercise their redemption rights, it will be easier for us to consummate an initial business combination with a target business which you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your redemption rights.

We may proceed with a business combination if public stockholders owning less than 30% of the shares sold in this offering properly exercise their redemption rights. This requirement may make it easier for us to have a business combination approved over stockholder dissent, but may require us to issue additional shares as consideration, or incur additional debt, in order to finance and consummate our initial business combination.

When we seek stockholder approval of a business combination, we will offer each public stockholder (but not our existing stockholders with respect to any shares they owned prior to the consummation of this offering) the right to have his, her or its shares of common stock redeemed to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its redemption rights to receive a pro rata share of the trust account. We allow our public stockholders holding up to one share less than 30% of the shares sold in this offering to exercise their redemption rights. However, we must still acquire a business or assets with a fair market value equal to at least 80% of our net assets held in the trust account (net of taxes payable on interest earned in the trust account and State of Delaware franchise and other taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ discount) at the time of the signing of the definitive agreement with respect to the business combination. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may:

•	limit our ability to effectuate the most attractive business combination available to us,
•	make the historical financial results of the company with which we enter into a business combination less of an indicator of future results, and
•	decrease the chances the operating company resulting from a business combination will be successful.

Exercise of redemption rights must be effected pursuant to a specific process which may take time to complete, may result in the expenditure of funds by stockholders seeking redemption, and may, if a business combination is not approved, be repeated if a subsequent business combination is submitted for approval.

A stockholder requesting redemption of his, her or its common stock into cash may do so at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination. A stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender (either electronically or through the delivery of physical stock certificates) his shares of common stock if he, she or it wishes to seek to exercise his, her or its redemption rights, a period which is expected to be not less than 10 nor more than 60 days. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. There may be additional mailing and other nominal charges depending on the particular process used to tender common stock. Although we believe the time period, costs and other potential burdens associated with the tendering process are not onerous for an average investor, this process may result in additional burdens for stockholders, including mis-delivery or any other defect in the tendering process.

Additionally, if a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, public stockholders voting against our initial business combination who exercised their redemption rights would not be entitled to redeem their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder, and they would then have to comply with the tendering process again, including the possible expenditure of additional funds, for any vote against a subsequent business combination.

Public stockholders, together with any of their affiliates or any other person with whom they are acting in concert or as a “group” with, will be restricted from seeking redemption rights with respect to more than 10% of the shares sold in this offering.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her, or its shares of common stock redeemed for cash if the stockholder votes against the business combination and exercises its redemption rights and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking redemption with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering and a proposed business combination is approved, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share redemption price.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection therewith, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust account to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. In the event of our liquidation, we may have to adopt a plan to provide for the payment of claims that may potentially be brought against us, which could result in the per-share liquidation amount to our stockholders being significantly less than $9.83.

Our placing of funds in the trust account may not protect those funds from third party claims against us.

Third party claims may include contingent or conditional claims and claims of directors and officers entitled to indemnification under our amended and restated certificate of incorporation. We intend to pay any claims, to the extent sufficient to do so, from our funds not held in trust. Although we will seek to have all vendors, service providers and prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Even if they execute such agreements, they could bring claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the $9.83 per share held in the trust account, plus interest (net of any taxes due on such interest and franchise taxes, which taxes shall be paid from the trust account), due to claims of such creditors. If we are unable to complete a business combination and liquidate the company, our sponsor, G. Richard Thoman, our Chairman, President and Chief Executive Officer, and Stephen Wilson, our Vice-Chairman and Chief Financial Officer, will be liable if we did not obtain a waiver from any vendor, service provider, prospective target business or other entity of any rights or claims to the trust account, to the extent necessary to ensure that such claims do not reduce the amount in the trust account below $9.83 per share. We cannot assure you our sponsor or Messrs. Thoman or Wilson will be able to satisfy their obligations. The indemnification provisions are set forth in the insider letters executed by each of our sponsor and Messrs. Thoman and Wilson. The insider letters specifically state that in the event we obtain a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from our sponsor and Messrs. Thoman and Wilson will not be available.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and our company to claims of punitive damages.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our existence by operation of law, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If the net proceeds of this offering not being placed in the trust account together with interest earned on the trust account available to us are insufficient to allow us to operate for at least the next 24 months, we may not be able to complete a business combination.

We currently believe that, upon consummation of this offering, there will be available to us up to $2,400,000 of interest which will be earned on the trust account that will be available for release to us, from time to time, and, together with the $100,000 being held outside of the trust account, will be sufficient to allow us to operate for at least the next 24 months, assuming a business combination is not consummated during that time. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a merger, capital stock exchange, asset or stock acquisition, stock purchase, joint venture or other similar transaction, and a review of budgets publicly disclosed by similar blank check companies, we determined that this was an appropriate approximation of the expenses. We believe the amount to be held in trust upon consummation of this offering ($98,250,000, not including the over-allotment option) will generate net interest income of at least $2,400,000 over a 24 month period, even assuming an interest rate of 1.8%. If costs are higher than expected we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target acquisitions. In such event, we would need to obtain additional funds from our initial stockholders or another source to continue operating. Of the net proceeds not held in the trust account and up to $2,400,000 of net interest income, we anticipate that up to $670,000 will be reserved for working capital purposes. We could use a portion of these funds to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target acquisition. We could also use a portion of these funds as a down payment, “reverse break-up fee” (a provision in a merger agreement designed to compensate the target for any breach by the buyer which results in a failure to close the transaction), or to fund a “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with others on terms more favorable to such target acquisitions) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise) or if we agree to a reverse break-up fee and subsequently were required to pay such fee as a result of our breach of the merger agreement, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to any other potential target acquisitions. In such event, we would need to obtain additional funds from our initial stockholders or another source to continue operations.

Our current officers and directors may resign upon consummation of a business combination.

Upon consummation of a business combination, the role of our existing officers and directors in the target business cannot presently be fully ascertained. While it is possible that one or more of our existing officers and directors will remain in senior management or as directors following a business combination, we may employ other personnel following the business combination. If we acquire a target business in an all cash transaction, it would be more likely that our existing officers and our directors would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company, following a business combination, it may be less likely that our existing officers or directors would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement.

Negotiated retention of officers and directors after a business combination may create a conflict of interest.

If, as a condition to a potential business combination, our existing officers negotiate to be retained after the consummation of the business combination, such negotiations may result in a conflict of interest. The ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that our existing officers and directors remain if it is believed that it is in the best interests of the combined company after the consummation of the business combination. Although we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Because any target business with which we attempt to complete a business combination will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, the pool of prospective target businesses may be limited.

In accordance with the requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP, and audited in accordance with U.S. generally accepted auditing standards, a likely possibility if we consider a business combination with a proposed target business operating internationally, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses.

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to complete a business combination.

Based on publicly available information, approximately 155 similarly structured blank check companies have completed initial public offerings since August 2003, and numerous others have filed registration statements. Of these companies, only 47 companies have consummated a business combination, while 26 other companies have announced that they have entered into definitive agreements with respect to potential business combinations, but have not yet consummated such business combinations and another 10 have or will be liquidated. Accordingly, there are approximately 72 blank check companies with approximately $13.7 billion in the trust account that have filed registration statements and are or will be seeking to enter into a business combination. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry and/or geographic location they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination within any of our target sectors, which, in turn, will result in an increased demand for privately-held companies in these industries. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, the fact that only 73 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of operating companies. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target acquisitions that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target acquisitions that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target acquisitions. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target acquisitions. Also, our obligation to redeem into cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We cannot assure you we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with an unidentified target acquisition, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.

Since we have not yet selected any target acquisition with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business’ operations.

Because we have not yet identified a prospective target acquisition, investors in this offering currently have no basis to evaluate the possible merits or risks of the target acquisition. Although our management will evaluate the risks inherent in a particular target acquisition, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target acquisition. Except for the limitation that a target acquisition have a fair market value of at least 80% of our net assets held in the trust account (net of franchise and other taxes and taxes payable on interest earned on the amount in the trust account, and other than the underwriters’ deferred discount) at the time of the signing of the definitive agreement with respect to the business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to source business transactions, evaluate their merits, conduct or monitor diligence and conduct negotiations. Additionally, it is possible, following our initial acquisition, that uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities of, acquisition or other transaction candidates could cause us not to realize the benefits anticipated to result from an acquisition. For a more complete discussion of our selection of a target acquisition, see the section below entitled “Proposed Business — Effecting a Business Combination — We Have Not Identified a Target Business.”

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 23,500,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants and the unit purchase option granted to the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the effective date of the registration statement, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. There is no limit to the amount of authorized but unissued or unreserved shares of common stock we may issue to acquire or finance a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of our stockholders;
•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors;
•	will be dilutive to our stockholders; and
•	may adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business — Effecting a Business Combination — We have Not Identified a Target Business.”

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

Although we believe the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business to acquire, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient for any reason, we will be required to seek additional financing. We cannot assure you any additional financing will be available to us on acceptable terms, if at all. While there is no assurance we would be able to obtain such financing, and although no such financing arrangements have been entered into or contemplated with any third parties, there is no restriction on our ability to raise such funds through private sales of our equity and/or debt securities. To the extent additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Neither our sponsor nor any of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination. Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business combination. There is no limit to the amount of debt securities which we may issue or debt which we may incur to acquire or finance a business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;
•	covenants that limit our ability to pay dividends on our common stock, to acquire capital assets or make additional acquisitions; and
•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We may in the future enter into joint venture arrangements, which are risky since our joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer’s financial condition and disputes between us and our co-venturers.

We may in the future co-invest with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a target business, partnership, joint venture or other entity. In such circumstances, we may not be in a position to exercise sole decision-making authority regarding a target business, partnership, joint venture or other entity. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become insolvent or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and distract our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners or co-venturers might result in subjecting assets owned by the partnership or joint venture to additional risk. We may also, in certain circumstances, be liable for the actions of our third-party partners or co-venturers. For example, in the future we may agree to guarantee indebtedness incurred by a partnership, joint venture or other entity. Such a guarantee may be on a joint and several basis with our partner or co-venturer in which case we may be liable in the event such party defaults on its guaranty obligation.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, including our officers, directors and others who may not continue with us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. Our key personnel will be officers, directors, and/or members of other entities, to whom we anticipate we will have access on an as needed basis, although there are no assurances that any such personnel will be able to devote either sufficient time, effort or attention to us when we need it. None of our key personnel, including our executive officers, will have entered into employment or consultant agreements with us. Further, although we presently anticipate our officers will remain associated in senior management, advisory or other positions with us following a business combination, some or all of the management associated with a target acquisition may also remain in place. As such, our key personnel may not continue to provide services to us after the consummation of a business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the business combination, the terms of which would be determined at such time between the respective parties. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target acquisition, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

We will have only limited ability to evaluate the management of the target business.

While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues which may adversely affect our operations.

Our officers and directors will allocate some portion of their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit any specific amount of time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. Our executive officers and directors are currently, or may become, employed by or otherwise affiliated with other entities and are not obligated to devote any specific number of hours to our affairs. If our executive officers and directors are required to devote more substantial amounts of time to the business and affairs of such other entities, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you these conflicts will be resolved in our favor. For a discussion of potential conflicts of interest that you should be aware of, see the section below entitled “Management — Conflicts of Interest.”

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our existing stockholders, directors or officers, which may raise potential conflicts.

We have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, we may engage in a business combination with one or more target businesses that have relationships or are affiliated (as defined in Rule 405 of the Securities Act) with our existing stockholders, directors or officers, which may raise potential conflicts. Also, the completion of a business combination between us and an entity owned by a business in which one of our directors or officers may have an interest could enhance their prospects for future business from such client. To minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with any of our existing stockholders unless we obtain an opinion from an unaffiliated, independent third party appraiser, which will be an investment banking firm that is a member of FINRA, that the business combination is fair to our stockholders from a financial point of view. For a more detailed discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled “Management —  Directors and Executive Officers” and “Certain Relationships and Related Transactions.”

Our officers and directors currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our officers or directors have been or currently are a principal of, or affiliated or associated with, a blank check company. However, our officers and directors are currently and may in the future become affiliated with additional entities, including other “blank check” companies which may be engaged in activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties or other contractual obligations. Some of our officers and directors have pre-existing fiduciary obligations to other businesses of which they are officers, directors or advisors. To the extent they identify business opportunities which may be suitable for the entities to which they owe a pre-existing fiduciary obligation, our officers and directors will honor those fiduciary obligations. Accordingly, they are prohibited from presenting opportunities to us that otherwise may be attractive to us unless the entities to which they owe a pre-existing fiduciary obligation (and any successors to such entities) have declined to accept such opportunities. No procedures have been established to determine how conflicts of interest that may arise due to duties or obligations owed to other entities will be resolved.

Since our existing stockholders will lose their entire investment in us if a business combination is not consummated and may be required to pay costs associated with our liquidation, our existing stockholders may purchase shares of our common stock from stockholders who would otherwise choose to vote against a proposed business combination and exercise their redemption rights in order to change their vote and insure the business combination will be approved.

Our officers and directors own shares of our common stock (which were purchased for an aggregate of $25,000) that will be worthless if we do not consummate a business combination.

In addition, Corporate Acquirers, LLC, our sponsor, will purchase warrants exercisable for our common stock (for an aggregate of $3,000,000) in the private placement, which will also be worthless if we do not consummate a business combination. We believe the current equity value for the shares owned by our existing stockholders is significantly lower than the $100,000,000 total value calculated at the $10.00 per unit offering price because (i) the units being sold in this offering include a warrant which the existing stockholders did not receive, (ii) the offering may not succeed and even if it does succeed, the holders of these shares will not be able to sell or transfer them while such shares remain in escrow, except transfers to relatives and trusts for estate planning purposes and (iii) these shares are not entitled to any proceeds in case we liquidate if we do not consummate a business combination.

Given the interest our existing stockholders have in a business combination being consummated, it is possible they will acquire securities from public stockholders (in the open market and/or in privately negotiated transactions) who have elected to redeem their shares of our common stock in order to change their vote and insure the business combination will be approved (which could result in a business combination being approved even if, after the announcement of the proposal to approve the business combination, holders of 30% or more of the shares of common stock sold in this offering would have elected to exercise their redemption rights, or holders of more than 50% of the shares of common stock sold in this offering would have voted against the proposal to approve the business combination, but for the purchases made by our existing stockholders). Any privately negotiated transaction with a stockholder would include a contractual acknowledgement that such stockholder, although still the record holder of our common stock, is no longer the beneficial owner thereof and therefore agrees to vote such shares of common stock as directed by the purchaser of such shares. In the event any existing stockholder purchases shares in privately negotiated transactions from public stockholders who have already cast votes against a proposal to approve a proposed business acquisition and requested redemption of their shares, such selling stockholders would be required to revoke their prior votes against the proposal to approve the proposed acquisition and to revoke their prior elections to redeem their shares and to cast new votes in favor of the proposal to approve the proposed business combination. The revocation of prior negative votes and substitution therefor of votes in favor of the proposal to approve the proposed business combination would have the effect of reducing redemptions and increasing votes in favor of the proposed business combination, thereby making it more likely a proposed business combination would be approved.

The requirement that we complete a business combination by      , 2010 [24 months from the date of this prospectus] may give potential target businesses leverage over us in negotiating a business combination.

We will liquidate and promptly distribute only to our public stockholders the amount in our trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not effect a business combination by      , 2010 [24 months from the date of this prospectus]. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any target business. This risk will increase as we get closer to the time limits referenced above.

The requirement that we complete a business combination by      , 2010 [24 months from the date of this prospectus] may motivate our officers and directors to approve a business combination during that time period so that they may get their out-of-pocket expenses reimbursed.

Each of our officers and directors may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The funds for such reimbursement will be provided from the money not held in trust. In the event that we do not

effect a business combination by      , 2010 [24 months from the date of this prospectus], then any expenses incurred by such individuals in excess of the money being held outside of the trust account will not be repaid as we will liquidate at such time. On the other hand, if we complete a business combination within such time period, those expenses will be repaid by the target business. Consequently, our officers, who are also our directors, may have an incentive to complete a business combination other than what is in the best interest of our stockholders.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company and such lack of experience could adversely affect our ability to consummate a business combination.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and could result in our having to liquidate our trust account. If we liquidate, our public stockholders could receive less than the amount they paid for our securities, causing them to incur significant financial losses.

Our officers, directors, securityholders and their respective affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.

We have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us.

Initially, we may only be able to complete one business combination, which will cause us to be solely dependent on a single asset or property.

The net proceeds from this offering and the private placement (excluding $3,000,000 held in the trust account which represents the deferred underwriting discount and $100,000 held outside the trust representing initial working capital) will initially provide us with approximately $95,250,000 which will be held in the trust account and may be used by us to complete a business combination. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a consequence, we could seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount). Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. Accordingly, the prospects for our ability to effect our business strategy may be:

•	solely dependent upon the performance of a single business; or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Furthermore, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or businesses is contingent upon the simultaneous closings of the other acquisitions.

If we were to attempt to acquire more than one business as a part of our initial business combination, we would face challenges to successfully consummating such acquisitions and operating the combined businesses following such acquisitions.

While our initial business combination is initially expected to be with a single target business, it is possible such business combination may entail the simultaneous acquisitions of more than one business, several assets or closely related operating businesses at the same time. However, simultaneously acquiring more than one target business may prove difficult because of factors such as the amount of funds available to consummate a business combination, possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses or assets. In addition, we may not have sufficient management, financial and other resources to effectively investigate the business and affairs of multiple acquisition candidates simultaneously or to negotiate the terms of multiple acquisition agreements at the same time, which could result in a failure to properly evaluate multiple acquisitions. Further, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied, bringing the fair market value of the initial business combination below the required fair market value of 80% of our net assets threshold.

Furthermore, even if we complete the simultaneous acquisition of more than one target business, there can be no assurance we will be able to integrate the operations of such acquired businesses. If we are not successful in integrating or operating the acquired businesses or assets, our financial results could suffer.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target acquisition to acquire, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in the course of searching for a suitable target acquisition that we can afford to acquire, or the obligation to redeem into cash a significant number of shares of common stock from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that any additional financing will be available to us on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target acquisition candidate. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a proposed business combination, although we do not have any current intention to do so. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If we are unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate the trust account, resulting in a loss of a portion of your investment. In addition, if we consummate a business combination, we may require additional financing to fund continuing operations and/or growth. The failure to secure additional financing if required could have a material adverse effect on our ability to continue to develop and grow, even if we consummate a business combination. For a more complete discussion regarding the liquidation of our trust account if we cannot consummate a business combination, see “Proposed Business — Effecting a Business Combination — Liquidation if no Business Combination.”

Our existing stockholders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote, including a business combination.

Upon consummation of our offering, our existing stockholders (which are all of our officers and directors) will collectively own 20% of our issued and outstanding common stock (assuming they do not purchase units in this offering). These shares will be voted in accordance with the majority of the shares of common stock voted by the public stockholders. This ownership interest, together with any other acquisitions of our shares of common stock (or warrants which are subsequently exercised), could allow the existing stockholders to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination. The interests of our existing stockholders and your interests may not always align and taking actions which require approval of a majority of our stockholders, such as selling our company, may be more difficult to accomplish.

Our existing stockholders currently own shares of our common stock which will not participate in the liquidation of the trust account and, accordingly, a conflict of interest may arise in determining whether a particular target business is appropriate for a business combination.

Our existing stockholders have waived their right to receive distributions with respect to the founder shares upon the liquidation of the trust account if we are unable to consummate a business combination. Additionally, Corporate Acquirers, LLC, our sponsor which is owned by our officers and directors, has agreed to purchase 3,000,000 warrants directly from us in a private placement transaction prior to the date of this prospectus at a purchase price of $1.00 per warrant for a total purchase price of $3,000,000. The founder shares, and any warrants, acquired prior to this offering will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and our directors may influence their motivation in timely identifying and selecting a target acquisition and completing a business combination. Consequently, our officers’ discretion, and the discretion of our directors, in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest and as a result of such conflicts management may choose a target acquisition that is not in the best interests of our stockholders.

We could be liable for up to the amount of the purchase price of the insider warrants plus interest to the purchasers of the insider warrants in the private placement conducted concurrently with this offering.

We have agreed to sell in a private placement occurring immediately prior to the date of this prospectus 3,000,000 insider warrants to our sponsor (which is owned by our officers and directors), at $1.00 per insider warrant, for a total purchase price of $3,000,000. This private placement is being made in reliance on an exemption from registration under the Securities Act. This exemption requires there be no general solicitation of investors with respect to the sales of the insider warrants. If this offering were deemed to be a general solicitation with respect to the insider warrants, the offer and sale of such securities would not be exempt from registration and the purchasers of those securities could have a right to rescind their purchases. Rescinding purchasers could seek to recover the purchase price paid, with interest, or if they no longer own the securities, to receive damages. The insider warrants purchase agreement contains provisions under which the purchasers waive any and all rights to assert present or future claims, including the right of rescission, against us with respect to their purchase of the insider warrants and agree to indemnify and hold us and the underwriters harmless from all losses, damages or expenses that relate to claims or proceedings brought against us or the underwriters by the purchasers of the insider warrants, although it is unclear whether these waivers and indemnifications would be enforceable.

If we redeem our public warrants, the insider warrants, which are non redeemable, could provide the purchasers thereof with the ability to realize a larger gain than the public warrant holders.

The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

•	in whole and not in part;
•	at a price of $.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;
•	if, and only if, the last sale price of the common stock equals or exceeds $14.25 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to delivery of the notice of redemption to warrant holders.

In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

As a result of the insider warrants not being subject to the redemption features that our publicly-held warrants are subject to, holders of the insider warrants, or their permitted assignees, could realize a larger gain than our public warrant holders in the event we redeem our public warrants. This is because they would have the ability to hold their warrants, and await a favorable time to exercise them. In addition, if the supply of our public warrants were to shrink due to a redemption, the insider warrants, as the only warrants outstanding post-redemption, could become more valuable as a result.

Our existing stockholders paid an aggregate of $25,000, or approximately $0.009 per share, for their 2,875,000 shares of common stock issued and outstanding prior to this offering and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock. The cost basis of our existing stockholders may also lead to a conflict of interest in recommending a business combination.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our existing stockholders acquired their shares of common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29.8% or $2.98 per share (the difference between the pro forma net tangible book value per share of $7.02, and the initial offering price of $10.00 per unit), not including the effect of certain offering costs for which payment is deferred until consummation of a business transaction.

Additionally, our existing stockholders, who are our officers and directors, have a lower cost basis in their investment than our public stockholders, which may result in a conflict if they were to recommend a business combination which would allow them to profit due to this lower cost basis, even though the deal might be unprofitable for public stockholders as a result of their higher cost basis in our securities.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, we will be issuing warrants to purchase up to 10,000,000 shares of common stock. In addition, we (a) will sell warrants to our sponsor to purchase up to 3,000,000 shares of common stock immediately prior to the date of this prospectus, (b) have agreed to issue up to an additional 1,500,000 warrants to purchase additional shares of common stock if the over-allotment option we granted to the underwriters is exercised in full and (c) have agreed to grant to the underwriters a unit purchase option to purchase up to 500,000 shares of common stock and warrants to purchase up to an additional 500,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target acquisition. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target acquisition. Additionally, the sale, or even the possibility of sale, of the shares of common stock underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to have our securities listed on the American Stock Exchange, as of the date of this prospectus, there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Once listed on the American Stock Exchange, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

The American Stock Exchange may delist our securities, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

We will seek to have our securities approved for listing on the American Stock Exchange upon consummation of this offering. We cannot assure you our securities will be listed or, if listed, will continue to be listed on the American Stock Exchange. Additionally, it is likely the American Stock Exchange would require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our initial business combination. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;
•	reduced liquidity with respect to our securities;
•	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;
•	limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to American Stock Exchange rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If our common stock becomes subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to these “penny stock” rules. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s written agreement to the transaction prior to sale;
•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our existing stockholders exercise their registration rights, and/or if the underwriters elect to exercise their unit purchase option, it may have an adverse effect on the market price of our common stock and the existence of the registration rights and the purchase option may make it more difficult to effect a business combination.

Our existing stockholders are entitled to require us to register the resale of their shares of common stock at any time after the date on which their shares of common stock are released from escrow, which, except in limited circumstances, will not be before one year from the consummation of a business combination. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock beneficially owned by them as of the date of this prospectus, then there will be an additional 2,875,000 shares of common stock eligible for trading in the public market. Further, prior to the date of this prospectus, our sponsor will purchase in a private placement 3,000,000 insider warrants that are identical to the warrants being sold in this offering, respectively, except that (i) such insider warrants will be placed in escrow and not released before, except in limited circumstances, the business day following the consummation of our initial business combination, (ii) such insider warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, and (iii) the warrants will be non-redeemable so long as they are held by the initial purchaser thereof or its permitted assigns, (iv) the insider warrants are exercisable on a “cashless” basis at any time, if held by the initial purchaser thereof or its permitted assigns, provided we have an effective registration statement covering the public warrants and (v) the insider warrants are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants. If all of the insider warrants are exercised, there will be an additional 3,000,000 shares of our common stock eligible for trading in the public market.

In addition, we have agreed to sell to the underwriters a unit purchase option to purchase up to a total of 500,000 units identical to those units offered by this prospectus except the unit purchase option has a per unit price of $12.00. Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. If this unit purchase option is exercised, and all of the underlying warrants are also exercised, there will be an additional 1,000,000 shares of our common stock eligible for trading in the public market. The presence of these additional numbers of securities eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination, or we may be required to incur additional expenses if we are unable to liquidate after the expiration of the allotted time periods.

We do not believe our anticipated principal activities will subject us to the Investment Company Act of 1940, as amended. Companies that fall within the definition of an “investment company”, as set forth in Section 3 of the Investment Company Act of 1940, as amended, and the regulations thereunder, which we refer to as the “1940 Act”, are subject to registration and substantive regulation under the 1940 Act. Companies that are subject to the 1940 Act that do not become registered are normally required to liquidate and are precluded from entering into transactions or enforceable contracts other than as an incident to liquidation. The basic definition of an “investment company” in the 1940 Act and related SEC rules and interpretations includes a company (1) that is, proposes to be, or holds itself out as being engaged primarily in investing, reinvesting or trading in securities (Section 3(a)(1)(A) of the 1940 Act); or (2) that has more than 40% of its assets (exclusive of U.S. government securities and cash items) in “investment securities,” (Section 3(a)(1)(C) of the 1940 Act) or (3) that is a “special situation investment company” (such as a merchant bank or private equity fund).

In order not to be regulated as an investment company under the 1940 Act, unless we can qualify for an exclusion, we must ensure we are engaged primarily in an initial business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities.” Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or businesses for the long term. We do not plan to buy companies with a view to resale or profit from sale of the businesses. We do not plan to buy unrelated businesses or to be a passive investor. We do not believe our anticipated principal activities will subject us to the 1940 Act.

In order to avoid being deemed an “investment company”, the proceeds held in the trust account may be invested by the trust account agent only in United States “government securities” within the meaning of Section 2(a)(16) of the 1940 Act with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the 1940 Act. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, liquidation and return of the funds held in this trust account to our public stockholders.

If we are deemed to be an investment company under the 1940 Act, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	additional expenses for which we have not budgeted;

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, which would require additional expenses for which we have not budgeted, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Uncertainties in management’s assessment of a target business could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities (including environmental liabilities) of, acquisition or other transaction candidates could cause us not to realize the benefits anticipated to result from an acquisition.

The potential loss of key customers, management and employees of a target business could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, the potential loss of key customers, management and employees of an acquired business could cause us not to realize the benefits anticipated to result from an acquisition.

The lack of synergy from an acquisition could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, the inability to achieve identified operating and financial synergies anticipated to result from an acquisition or other transaction could cause us not to realize the benefits anticipated to result from an acquisition.

Our directors may not be considered “independent” and we thus may not have the benefit of independent directors examining our financial statements and the priority of expenses incurred on our behalf subject to reimbursement.

Our existing stockholders (all of whom are our officers and directors) hold an aggregate of 2,875,000 shares of common stock which they purchased at our inception for a purchase price of approximately $0.009 per share, which is significantly lower than the offering price. No salary or other compensation will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with a business combination. Although we believe two of the members of our board of directors are “independent” under the rules of the American Stock Exchange, because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, it is likely state securities administrators would take the position we do not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe all actions taken by our directors on our behalf will be in our best interests, whether or not any directors are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of the target acquisition or that the price we are paying for the business is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that either the target acquisition we select has a fair market value in excess of 80% of our net assets held in the trust account (net of taxes payable on interest earned on the trust account and State of Delaware franchise and other taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ discount) at the time of the signing of the definitive agreement with respect to the business combination or that the price we are paying is fair to stockholders unless (i) our board is not able to independently determine that a target acquisition has a sufficient market value or (ii) there is a conflict of interest with respect to the transaction. If our board of directors is unable to independently determine whether the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA, with respect to the satisfaction of such criteria. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. As a result, at a given annual meeting only a minority of the board of directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our board of directors at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Uninsured claims and litigation could adversely impact our operating results.

After a business combination, we expect to have insurance coverage against operating hazards, including product liability claims and personal injury claims related to our products, to the extent deemed prudent by our management and to the extent insurance is available, but no assurance can be given that the nature and amount of that insurance will be sufficient to fully indemnify us against liabilities arising out of pending and future claims and litigation. This insurance has deductibles or self-insured retentions and contains certain coverage exclusions. The insurance does not cover damages from breach of contract by us or based on alleged fraud or deceptive trade practices. Insurance and customer agreements do not provide complete protection against losses and risks, and our results of operations could be adversely affected by unexpected claims not covered by insurance.

We may re-incorporate in another jurisdiction in connection with a business combination, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

In connection with a business combination, we may relocate the home jurisdiction of our business from Delaware to another jurisdiction. If we determine to do this, the laws of such jurisdiction would likely govern all of our material agreements. We cannot assure you that the system of laws and the enforcement of existing laws in such jurisdiction would be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Any such reincorporation will likely subject us to foreign regulation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

•	our status as a development stage company;
•	our liquidation prior to a business combination;
•	the reduction of the proceeds held in the trust account due to third party claims;
•	our selection of a prospective target business or asset;
•	our issuance of our capital shares or incurrence of debt to complete a business combination;
•	our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;
•	conflicts of interest of our officers and directors;
•	potential current or future affiliations of our officers and directors with competing businesses;
•	our ability to obtain additional financing if necessary;
•	the control by our existing stockholders of a substantial interest in us;
•	the adverse effect the outstanding warrants and options may have on the market price of our common shares;
•	the existence of registration rights with respect to the securities owned by our existing stockholders;
•	the lack of a market for our securities;

•	our being deemed an investment company;
•	our dependence on our key personnel;
•	our common stock becoming subject to the SEC’s penny stock rules;
•	our dependence on a single company after our business combination;
•	business and market outlook;
•	our growth as a whole;
•	our and our customers’ business strategies;
•	environmental, permitting and other regulatory risks;
•	foreign currency fluctuations and overall political risk in foreign jurisdictions;
•	our competitive position;
•	outcomes of legal proceedings;
•	expected results of operations and/or financial position;
•	future effective tax rates; and
•	compliance with applicable laws.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Offering gross proceeds	$100,000,000	$115,000,000
Proceeds from sale of insider warrants	3,000,000	3,000,000
Total gross proceeds	$103,000,000	$118,000,000
Offering expenses(1)
Underwriting discount(2)	7,000,000	8,050,000
Legal fees and expenses(3)	250,000	250,000
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	8,322	8,322
FINRA registration fee	22,576	22,576
AMEX listing fee	85,000	85,000
Miscellaneous expenses	159,102	159,102
Total offering expenses	$7,650,000	$8,700,000
Net proceeds from offering and from sale of insider warrants	$95,350,000	$109,300,000
Net offering proceeds not held in trust	100,000	100,000
Net proceeds from offering and from sale of insider warrants held in the trust account for our benefit	$95,250,000	$109,200,000
Deferred underwriting discounts held in trust	3,000,000	3,450,000
Total amounts in trust	$98,250,000	$112,650,000
Percentage of offering gross proceeds in trust	98.3%	98.0%

	Amount	Percentage
Use of net proceeds not held in the trust account ($100,000) and up to $2,400,000 of post tax interest income earned on the trust account that may be released to us
Legal, accounting, investment banking and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$825,000	33.0%
Due diligence of prospective target businesses	625,000	25.0%
Legal and accounting fees relating to SEC reporting obligations	200,000	8.0%
Administrative fees ($7,500 per month for 24 months)	180,000	7.2%
Working capital, director and officer liability insurance premiums and reserves (including potential deposits, down payments or funding of a “no-shop” provision in connection with a particular business combination and liquidation obligations and reserves, if any)	670,000	26.8%
Total(4)	$2,500,000	100.0%

(1)	A portion of the offering expenses, including the SEC registration fee, FINRA filing fee, AMEX fees, and legal and audit fees, has been paid from the $62,500 loans from each of G. Richard Thoman, our Chairman, President and Chief Executive Officer, and Stephen Wilson, our Vice-Chairman and Chief Financial Officer, as further described below. These loans will be payable without interest on the earlier of January 2, 2009 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in the trust account.

(2)	Consists of an underwriting discount of 7% of the gross proceeds of this offering (including any units sold to cover over-allotments), including 3%, or $3,000,000 to be held in the trust account ($3,450,000 if the underwriter’s over-allotment option is exercised in full), until consummation of a business combination. Upon the consummation of a business combination, such deferred compensation shall be released to the underwriters out of the gross proceeds of this offering held in the trust account at JP Morgan Chase, N.A. maintained by American Stock Transfer & Trust Company acting as trustee. The underwriters will not be entitled to any interest income on the deferred compensation.
(3)	A portion of the legal fees payable to Ellenoff Grossman & Schole LLP, our legal counsel, may be deferred and may be contingent on our consummating a business combination.
(4)	The interest income disbursed from the trust account used for working capital will remain constant at $2,400,000 even if the over-allotment is exercised. We currently estimate we would require up to $40,000 should our corporate existence cease to exist on , 2010 [24 months from the date of this prospectus] to liquidate the company in the event we do not consummate a business combination.

Of the net proceeds of this offering and the private placement, $95,250,000 (or $109,200,000 if the over-allotment option is exercised in full) will be placed in the trust account at JP Morgan Chase, N.A. maintained by American Stock Transfer & Trust Company, New York, New York, as trustee. Additionally, $3,000,000 (or $3,450,000 if the underwriters’ over-allotment option is exercised in full) of the proceeds attributable to the underwriters’ discount will be deposited into such trust account for a total amount in the trust account of $98,250,000 (or $112,650,000 if the over-allotment is exercised in full). The proceeds will not be released from the trust account until the earlier of the completion of a business combination or as part of any liquidation of our trust account. To the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state, local or franchise tax obligations related thereto. The proceeds held in the trust account may be used as consideration to pay the sellers of a target acquisition with which we complete a business combination (excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount). Any amounts not paid as consideration to the sellers of the target business will be used to finance our operations, which may include the target business(es) we acquired on the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. All amounts held in the trust account that are not redeemed for cash in connection with a business combination or released to us as interest income, net of income, franchise and other taxes, will be released on closing of our initial business combination with a target acquisition having a fair market value of at least 80% of our net assets (net of taxes payable on interest earned on the trust account and State of Delaware franchise and other taxes and amounts disbursed for working capital purposes, and excluding the amount held in the trust account representing the underwriter’s deferred discount) at the time of the signing of the definitive agreement with respect to the business combination, subject to a majority of our public stockholders voting in favor of the business combination and one share less than 30% of the public stockholders voting against the business combination and electing their redemption rights. The 30% threshold is 20% in many similar entities. See “Risk Factors — Unlike most other blank check offerings, we allow up to one share less than 30% of our public stockholders to exercise their redemption rights. The ability of a larger number of our stockholders to exercise their redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.”

We intend to use up to $2,400,000 of interest income earned on the trust account, together with $100,000 being held outside of the trust account, for due diligence, legal, accounting, fees and expenses of the acquisition including investment banking fees, and other expenses, including structuring and negotiating business combination, as well as a possible down payment, reverse break up fees (a provision in a merger agreement which requires a payment to the target company if the financing for an acquisition is not obtained), lock-up or “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping”

around for transactions with other companies on terms more favorable to such target acquisitions), if necessary, to bear the costs of liquidation if in the event we are unable to effect a business combination by      , 2010 [24 months from the date of this prospectus]. While we do not have any current intention to use these funds as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, if we were to enter into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target acquisitions. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target acquisition. We believe that the interest income will be sufficient to cover the foregoing expenses. We believe the amount to be held in trust upon consummation of this offering ($98,250,000, not including the over-allotment option) will generate net interest income of at least $2,400,000 over a 24 month period, even assuming an interest rate of 1.8%.

To the extent our capital stock or debt securities are used in whole or in part as consideration to effect a business combination, or in the event indebtedness from third parties is used, in whole or in part, as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations. In the event third party indebtedness is used as consideration, our officers and directors would not be personally liable for the repayment of such indebtedness.

We may not use all of the proceeds in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business(es) that we acquire on the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target acquisition, to make other acquisitions and to pursue our growth strategy.

G. Richard Thoman, our Chairman, President and Chief Executive Officer, and Stephen Wilson, our Vice-Chairman and Chief Financial Officer, have advanced to us a total of $125,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fees, FINRA registration fees, AMEX fees and legal and audit fees and expenses. The loans will be payable without interest on the earlier of January 2, 2009, or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not held in trust.

The proceeds held in the trust account may be invested by the trust account agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Although the rate of interest to be earned on the trust account will fluctuate through the duration of the trust account, and although we are unable to state the exact amount of time it will take to complete a business combination, we anticipate the interest that will accrue on the trust account, even at an interest rate of 1.8% (up to $2,400,000 interest income, net of taxes payable on interest income earned on the trust account and State of Delaware franchise and other taxes and amounts disbursed for working capital purposes), during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements.

While we cannot assure you the trust account will yield this rate, we believe such rate is representative of that which we may receive. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. Notwithstanding our belief that we are not required to comply with the requirements of such act, we will not liquidate and distribute the trust account to holders of our common stock sold in this offering until after our existence terminates by operation of law on        , 2010 [24 months from the date of this prospectus] and, consequently, we may be deemed to be an investment company and thus required to comply with such act. The interest income derived from investment of these net proceeds during this period that is not otherwise returned to public stockholders who vote against a business combination will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. We do not believe the fees and expenses for due diligence, legal, accounting, acquisition, down payment, lock-up or other activities related to this offering or our business combination will exceed $2,500,000 in the aggregate, comprised of $100,000 held outside the trust account and up to $2,400,000 of interest income earned on the trust account and released to us to fund our working capital. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank check companies, we determined this was an appropriate approximation of the expenses. If costs are higher than expected, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target acquisitions. In such case, we would need to obtain additional funds from our initial stockholders or another source to continue operations.

Further, we may seek to acquire a target business with a fair market value significantly in excess of 80% of our net assets held in the trust account. In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities, and the Company may effect a business combination using the proceeds of such offering rather than using the amounts held in the trust account. In the case of a business combination funded with assets other than the trust account assets, the proxy materials disclosing the business combination for which we would seek stockholder approval would disclose the terms of the financing as well, and we would seek stockholder approval of such financing as a separate proposal in the proxy materials in addition to, and contingent upon, stockholder approval of the proposed business combination. In the absence of a requirement by law or regulation, we would not seek separate stockholder approval of such financing inasmuch as the financing portion of any business combination would be disclosed in the proxy materials and would be a consideration of the stockholder approval process for the business combination under consideration. There are no prohibitions on our ability to raise funds privately or through loans that would allow us to acquire a company with a fair market value in an amount greater than 80% of the net assets held in the trust account at the time of the acquisition. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise. We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

We have agreed to pay a monthly fee of $7,500 to Corporate Perspectives, an affiliate of G. Richard Thoman, our Chairman, President and Chief Executive Officer, for general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii) [      ], 2010 [24 months from the date of this prospectus] and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation. No compensation of any kind (including finders, consulting or other similar fees) will be paid to any of our existing officers, directors or stockholders, or any of their affiliates, prior to, or for any services that they render in order to effectuate, or in connection with the consummation of the business combination. However, such persons will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target acquisitions, performing business due diligence on suitable target acquisitions and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target acquisitions to examine their operations. Other than the $2,500,000 limit on our working capital, there is no limit on the amount of reimbursement for such expenses, which will be paid by us out of the funds not held in the trust account and currently allocated in the above table to “Legal, accounting and other expenses,” “Due diligence of prospective target acquisitions” and “Working capital.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder (but not our existing stockholders with respect to any shares of our common stock owned by them immediately before this offering or underlying the insider warrants purchased in the private placement) will be entitled to receive funds from the trust account (including interest earned on such stockholder’s portion of the trust account, net of taxes payable and amounts disbursed for working capital purposes) only in the event of our liquidation of the trust account as part of our liquidation upon our failure to complete a business combination, or if such public stockholder redeems his shares of common stock into cash in connection with a business combination that the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Existing stockholders, directors and officers are not entitled to redeem any of their shares of common stock acquired prior to this offering, in this offering or after this offering for a pro rata share of the trust account.

Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters’ deferred discount held in the trust account, excluding any accrued interest thereon. In the event we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed: (i) they will forfeit any rights or claims to such proceeds and any accrued interest thereon; and (ii) the proceeds attributable to the underwriters’ deferred discount will be distributed on a pro rata basis among the public stockholders along with any accrued interest thereon.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

As of January 15, 2008, our net tangible book value was a deficiency of $(62,000), or approximately ($0.02) per share of common stock. After giving effect to the sale of 10,000,000 shares of common stock included in the units, and the deduction of the underwriting discount and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 2,999,999 shares of common stock which may be redeemed for cash) at January 15, 2008 would have been $66,698,010 or $7.02 per share, representing an immediate increase in net tangible book value of ($7.04) per share to the existing stockholders and an immediate dilution of $2.98 per share or 29.8% to new investors not exercising their redemption rights.

For purposes of presentation, our pro forma net tangible book value after this offering is $29,489,990 less than it otherwise would have been because if we effect a business combination, the redemption rights of the public stockholders (but not our existing stockholders, nor any of our officers and directors to the extent that they purchase any shares of common stock in this offering or the aftermarket) may result in the redemption for cash of up to one share less than 30% of the aggregate number of the shares of common stock sold in this offering at a per-share redemption price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares of common stock sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units (actual dilution to investors may be significantly higher as a result of the exercise of the warrants, particularly if “cashless” exercise is utilized):

Dilution Assuming No Exercise of Over-Allotment
Public offering price		$10.00
Net tangible book value before this offering	(0.02)
Increase attributable to new investors	(7.04)
Pro forma net tangible book value after this offering		7.02
Dilution to new investors		$2.98

Dilution Assuming Full Exercise of Over-Allotment
Pro forma net tangible book value after this offering with exercise of over-allotment	$6.99
Dilution to new investors with exercise of over-allotment	$3.01

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased(1)		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	2,500,000	20.00%	$25,000	0.02%	$0.010
New investors	10,000,000	80.00%	100,000,000	99.98%	$10.000
	12,500,000	100%	$100,025,000	100%

(1)	Assumes an aggregate of 375,000 shares of common stock were forfeited by our existing stockholders as a result of no exercise of the over-allotment option by the underwriters. The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(62,000)
Net proceeds from this offering and the private placement of warrants	98,350,000
Less: Deferred underwriter’s fee paid upon consummation of a business combination(1)	(2,100,000)
Less: Proceeds held in trust subject to redemption to cash ($9.83 x 2,999,999)	(29,489,990)
$66,698,010
Denominator:
Shares of common stock outstanding prior to this offering(2)	2,500,000
Shares of common stock included in the units offered	10,000,000
Less: Shares subject to conversion	(2,999,999)
9,500,001

The pro forma net tangible book value after the offering and private placement, assuming the underwriters’ over-allotment option is fully exercised, is calculated as follows:

Numerator:
Net tangible book value before the offering	$(62,000)
Net proceeds from this offering and the private placement of warrants	112,750,000
Less: Deferred underwriter’s fee paid upon consummation of a business combination(1)	(2,415,000)
Less: Proceeds held in trust subject to redemption to cash ($9.83 x 3,449,999)	(33,913,490)
$76,359,510
Denominator:
Shares of common stock outstanding prior to the offering	2,875,000
Shares of common stock included in the units offered	11,500,000
Less: Shares subject to conversion	(3,449,999)
10,925,001

(1)	For purposes of presentation, this table assumes that we have redeemed the maximum of 2,999,999 shares to cash in connection with our initial business combination, reducing the underwriter’s deferred discount by $0.30 per share, or approximately $900,000 (or approximately $1,035,000 if the over-allotment option is exercised). If no shares were redeemed for cash in connection with our initial business combination our pro forma net tangible book value would be reduced by $3,000,000 (or $3,450,000 if the over-allotment option is exercised) in respect of the deferred underwriters’ discount.
(2)	Assumes an aggregate of 375,000 shares of common stock were forfeited by our existing stockholders as a result of no exercise of the over-allotment option by the underwriters.

CAPITALIZATION

The following table sets forth our capitalization at January 15, 2008 and as adjusted to give effect to the sale of our units in this offering and the sale of insider warrants in the private placement, and the application of the estimated net proceeds derived from the sale of our units:

	January 15, 2008
	Actual	As Adjusted(1)
Notes payable to our officers(2)	$125,000	$—
Deferred underwriting discount(3)	—	2,100,000
Common Stock, $.0001 par value, -0- and, 2,999,999 shares which are subject to possible redemption, shares at redemption value(4)	—	29,489,990
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $.0001 par value, 50,000,000 shares of common stock authorized; 2,875,000 shares of common stock issued and outstanding; 9,500,001 shares of common stock issued and outstanding (excluding 2,999,999 shares subject to possible conversion as adjusted)(5)(6)	288	950
Additional paid in capital(7)	24,713	66,699,060
Deficit accumulated during the development stage	(2,000)	(2,000)
Total stockholders’ equity	$23,000	$66,698,010
Total capitalization	$148,000	$98,288,000

(1)	Assumes full payment to the underwriters of the underwriters’ discount out of the proposed offering, and excludes the payment of $100 from the underwriters for their portion of the purchase option, proceeds from the sale of units under the purchase option and proceeds from exercise of any warrant.
(2)	Notes payable to G. Richard Thoman, our Chairman, President and Chief Executive Officer, and Stephen Wilson, our Vice-Chairman and Chief Financial Officer, are payable on the earlier of January 2, 2009 or on the consummation of this offering with respect to the $62,500 loans made by each of them.
(3)	For purposes of presentation, this table assumes that we have redeemed the maximum of 2,999,999 shares to cash in connection with our initial business combination, reducing the underwriters’ deferred discount by $0.30 per share, or approximately $900,000. If no shares were redeemed for cash in connection with our initial business combination, the underwriters’ deferred discount payable would be $3,000,000.
(4)	Includes 2,999,999 shares of common stock which are subject to possible redemption. If we consummate a business combination, the redemption rights afforded to our public stockholders (but not to our existing stockholders, nor to any of our officers and directors to the extent that they receive shares of common stock prior to this offering, or purchase any shares of common stock in this offering or the aftermarket) may result in the redemption for cash of up to one share less than 30% of the aggregate number of shares of common stock sold in this offering at a per-share redemption price equal to the amount in the trust account, inclusive of any interest thereon (but net of taxes payable on interest earned on the trust account and State of Delaware franchise and other taxes and amounts disbursed for working capital purposes), as of two business days prior to the proposed consummation of a business combination divided by the number of shares of common stock sold in this offering.
(5)	Our amended and restated certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.
(6)	This number includes an aggregate of 375,000 shares of common stock that are subject to forfeiture by our existing stockholders if the over-allotment option is not exercised by the underwriters.
(7)	The as adjusted column includes $3,000,000 payable prior to the date of this prospectus from the purchase of the insider warrants.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a newly formed blank check company organized under the laws of the State of Delaware on September 27, 2007. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry or to any geographic location. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock and debt, in effecting a business combination.

As set forth herein, we may seek to consummate our initial business combination with a target business or businesses with a collective fair market value in excess of 80% of the net assets held in the trust account. In such event, we would likely need to obtain additional financing to consummate such an initial business combination, which would, in all likelihood, result in the issuance of additional shares of common stock or other securities convertible into our common stock. While there is no assurance we would be able to obtain such financing, and although no such financing arrangements have been entered into or contemplated with any third parties, there is no restriction on our ability to raise such funds through private sales of our equity and/or debt securities. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;
•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, if we incur substantial debt, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
•	covenants that limit our ability to acquire capital assets or make additional acquisitions;
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;
•	our inability to pay dividends on our common stock;
•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;
•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
•	limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and other disadvantages compared to our competitors who have less debt.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units in this offering and the sale of insider warrants in the private placement will be approximately $98,350,000 (or $112,750,000 if the underwriters’ over-allotment option is exercised in full). Of the net proceeds from this offering and the private placement, $98,250,000 will be held in trust (or $112,650,000 if the underwriters’ over-allotment option is exercised in full). We intend to use substantially all of the net proceeds of this offering and the private placement of insider warrants, including the funds held in the trust account, to effect a business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account (excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount) as well as any other net proceeds not expended will be used to finance our operations, which may include the operations of the target business(es) we acquire on the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time.

We believe, upon consummation of this offering, up to an aggregate of $2,400,000 in interest income on the trust account, net of taxes payable, which we will be permitted to withdraw from the trust account for working capital purposes, together with $100,000 being held outside of the trust account, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target acquisitions, traveling to and from the property and asset locations that represent prospective target acquisitions, reviewing corporate, title, environmental, and financial documents and material agreements regarding prospective target acquisitions, selecting the target acquisition to acquire and structuring, negotiating and consummating the business combination. We believe the amount to be held in trust upon consummation of this offering ($98,250,000, not including the over-allotment option) will generate net interest income of at least $2,400,000 over a 24 month period, even assuming an interest rate of 1.8%. We anticipate we will incur approximately $625,000 of expenses for the due diligence and investigation of a target acquisition, $825,000 of expenses for legal, accounting and other expenses attendant to the structuring and negotiating of a business combination, $180,000 for the office space lease (approximately $7,500 per month for 24 months), $200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $670,000 for general working capital that will be used for miscellaneous expenses and reserves, including potential deposits, down payments, funding of a “lock-up”, “no shop” or similar provision in connection with a particular business combination, reimbursement to officers, directors and consultants and the cost of liquidation and distribution of our assets, which we currently estimate to be up to $40,000 if our corporate existence terminates on , 2010 [24 months from the date of this prospectus] , and including approximately $150,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us.

We believe there should be sufficient funds available outside of the trust account, made available to us out of the net interest earned on the trust account and released to us as working capital to fund the costs and expenses associated with our liquidation if our corporate existence terminates on , 2010 [24 months from the date of this prospectus] , although we cannot give any assurances thereof. Our sponsor, G. Richard Thoman, our Chairman, President and Chief Executive Officer, and Stephen Wilson, our Vice-Chairman and Chief Financial Officer, have agreed to indemnify us for these expenses to the extent there are insufficient funds available from the proceeds not held in the trust account and interest released to us, as described above under “The Offering — Liquidation If No Business Combination.”

We have agreed to pay a monthly fee of $7,500 to Corporate Perspectives, an affiliate of G. Richard Thoman, our Chairman, President and Chief Executive Officer, for general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii) [ ], 2010 [24 months from the date of this prospectus] and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation.

As of the date of this prospectus, G. Richard Thoman, our Chairman, President and Chief Executive Officer, and Stephen Wilson, our Vice-Chairman and Chief Financial Officer, have advanced an aggregate of $125,000 to us for payment of offering expenses on our behalf. The loans will be payable without interest on the earlier of January 2, 2009 or the consummation of this offering. The loans will be repaid out of the net proceeds not held in trust.

We have agreed to sell the underwriters for $100, an option to purchase up to a total of 500,000 units. The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $450,000, using an expected life of four years after the first anniversary of the effective date of this registration statement, volatility of 18.53%, and a risk-free rate of 3.26%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate is a reasonable benchmark to use in estimating the expected volatility of our units. Although an expected life of four years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate, the option will become worthless. For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled, “Underwriting — Purchase Option.”

The public warrants, the insider warrants, the underwriter’s unit purchase option and the warrants included in the underwriter’s unit purchase option, are not subject to net cash settlement in the event we are unable to maintain an effective 1933 Act registration statement. We must use best efforts to file and maintain the effectiveness of the registration statement for the warrants set forth above as well as the securities issuable upon exercise of the underwriter’s unit purchase option. All such warrants are only exercisable to the extent we are able to maintain such effectiveness. The unit purchase option (but not the underlying warrants), however, may be exercised by means of “cashless” exercise. We shall not be obligated to deliver any securities pursuant to the exercise of the unit purchase option unless the registration statement with respect to the securities underlying the unit purchase option is effective. If a holder of public warrants or the holder of the underwriter’s unit purchase option, or warrants underlying the underwriter’s unit purchase option, does not, or is not able to, exercise such warrants, underwriter’s unit purchase option or warrants underlying such underwriter’s unit purchase option, as applicable, such warrants, underwriter unit purchase option or underlying warrants, as applicable, will expire worthless. This expiration would result in such holders paying the full unit purchase price solely for the shares of common stock underlying such units. Since we are not required to net cash settle the warrants or the unit purchase option, liability classification is not required under EITF 00-19. We will therefore account for the warrants and the unit purchase option as equity.

Related Party Transactions

As of the date of this prospectus, G. Richard Thoman, our Chairman, President and Chief Executive Officer and Stephen Wilson, our Vice Chairman and Chief Financial Officer, have each advanced $62,500 on our behalf for payment of offering expenses. This advance is non-interest bearing, unsecured and is due at the earlier of January 2, 2009 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not placed in the trust account.

Our sponsor has agreed to purchase 3,000,000 insider warrants at $1.00 per warrant (for a total purchase price of $3,000,000) from us in a private placement immediately prior to the date of this prospectus. The purchase price of the insider warrants has been determined to be the fair value of such warrants as of the subscription date based on the terms of such warrants, including restrictions on transferability, and an analysis of recent market values of warrants of similarly structured blank check companies. However, if it is determined, at the time of the offering, that the fair value of the insider warrants exceeds the $1.00 purchase price, we would record compensation expense for the excess of the fair value of the insider warrants on the day of purchase over the $1.00 purchase price in accordance with SFAS 123(R).

PROPOSED BUSINESS

Introduction

We are a newly formed blank check company organized under the laws of the State of Delaware on September 27, 2007. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry or to any geographic location. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination.

Business Strategy

We have identified the following criteria and guidelines we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•	Established companies with positive cash flow. We will seek to acquire established companies with sound historical financial performance. We will typically focus on companies with a history of profitability on an operating cash flow basis and that generate positive EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization). We do not intend to acquire start-up companies or companies with speculative business plans.
•	Strong competitive position in industry. We will analyze the strengths and weaknesses of target businesses relative to their competitors. We will seek to acquire businesses that have developed leading positions within their respective markets and are well positioned to capitalize on growth opportunities. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability.
•	Experienced management team. We will seek to acquire businesses with experienced management teams with a proven track record for delivering top line growth and bottom line profits through strategic business management.
•	Diversified customer and supplier base. We will seek to acquire businesses with a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

Competitive Advantages

We believe we have the following competitive advantages over other entities with business objectives similar to ours:

•	Management Expertise. Although none of our management team has any prior experience as officers and directors of blank check companies, our management team has extensive experience as managers, principals, advisors or directors of operating companies, with experience in sourcing, structuring, financing and consummating acquisitions, and has contacts and sources with public and private companies, private equity and venture funds, investment bankers, attorneys and accountants from which to generate substantial acquisition opportunities.

G. Richard Thoman, our Chairman, President and Chief Executive Officer, is a broadly experienced executive and has been a “top five” executive in four “Fortune 75” corporations in three different industries: financial services, food and technology. His areas of expertise include technology, finance, consumer and business-to-business marketing, operating efficiencies and international business. He possesses a deep understanding and building, sales, manufacturing, restructuring and acquisitions. Stephen R. Wilson, our Vice-Chairman and Chief Financial Officer, has served in management, finance and planning capacities at major companies around the world for over 25 years. His areas of experience include turnarounds, strategic transactions, mergers and acquisitions, finance, corporate development and operations. James P. Schadt, one of our directors, has been a senior executive for more than 20 years in various industries including consulting, food, media, software and emerging technologies. Patrick Martin, one of our directors, has held senior management positions at technology companies such as Xerox and Storage Technology Corporation for more than 30 years and is currently on the board of directors of Qwest Communications, Inc. Michael Miron has more than 25 years experience creating, developing and transforming businesses as a director, manager, founder, strategist, business developer, consultant and investor in a variety of large and small businesses, including Xerox, AirTouch Communications, Salomon Brothers and McKinsey & Company.

We believe management’s prior experience will provide us with the best opportunity to identify a target company in an appropriate industry and consummate a business combination. Our management’s substantial past successes with operating companies are, however, no guarantee of future success with a blank check company. We believe the strengths of our management team will be valuable with respect to operating any business we may acquire, although there is no guarantee they will continue in their respective roles (or any roles) following the consummation of a business combination, and their experience may only be beneficial to us until the consummation of a business combination, if any.

•	Disciplined Acquisition Approach. Our management team will use the same disciplined approach in acquiring target businesses on our behalf as they use in connection with their other business interests. Accordingly, we will seek to reduce the risks posed by the acquisition of a target business by:
•	focusing on companies with leading market positions and strong cash flow;
•	engaging in extensive due diligence from the perspective of a long-term investor; and
•	investing at low price to cash flow multiples.

To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers and directors and any of their potential contacts or relationships regarding a potential business combination.

We have not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates, or the likelihood or probability of success of any proposed business combination. In addition, we have not compiled a database of entities that are suitable acquisition candidates. We cannot assure you we will be able to locate a target business meeting the criteria described above or that we will be able to engage in a business combination with a target business on favorable terms.

Subsequent to the consummation of a business combination, we believe that the strengths of our officers and directors will be valuable with respect to operating any business we may acquire.

Effecting a Business Combination

General

We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry or to any geographic location. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.

Subject to the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets held in the trust account (net of taxes payable on interest earned on the trust account and State of Delaware franchise and other taxes and amounts disbursed for working capital purposes, and excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount) at the time of the signing of the definitive agreement with respect to the business combination, there are no limitations on the type of investments we can make or the percentage of our total assets that may be invested in any one investment. Accordingly, other than the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets held in the trust account (net of taxes payable on interest earned on the trust account and State of Delaware franchise and other taxes and amounts disbursed for working capital purposes, and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of the signing of the definitive agreement with respect to the business combination, our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our stockholders. Additionally, no limits have been set on the concentration of investments in any location or product type.

We Have Not Identified a Target Acquisition

To date, we have not selected any target acquisition on which to concentrate our search for a business combination. None of our officers, directors, promoters or affiliates are currently engaged in any discussions, whether on our behalf or in any other capacity, with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset or stock acquisition or other similar business combination with us, nor were there any prior discussions regarding same, nor have we, nor any of the foregoing individuals or entities, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target acquisition, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you we will be able to locate a target acquisition or that we will be able to engage in a business combination on favorable terms.

Sources of Target Acquisitions

While we have not yet identified any candidates for a business combination, we believe that there are numerous acquisition candidates for us to target. Following the consummation of the offering, we expect to generate a list of potential target opportunities from a host of different sources. Target acquisitions will be brought to our attention by our officers and directors, through their network of joint venture partners and other relationships located in the United States and elsewhere that regularly, in the course of their daily business activities, see numerous varied opportunities. Target acquisitions may also be brought to our attention by such unaffiliated sources such as brokers (including, without limitation, any underwriter of securities being offered pursuant to this prospectus, although there is no current arrangement in this regard with any such underwriter) or others as a result of being solicited by us through calls or mailings. Unaffiliated sources, such as brokers may also introduce us to target acquisitions they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. In no event will any of our existing officers, directors or stockholders or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render, in order to effectuate the consummation of a business combination.

Selection of a Target Acquisition and Structuring of a Business Combination

Subject to the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets held in the trust account (net of taxes payable on interest earned on the trust account and State of Delaware franchise and other taxes and amounts disbursed for working capital purposes, and excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount) at the time of the signing of the definitive agreement with respect to the business combination, our management will have virtually unrestricted flexibility in identifying and selecting prospective target acquisitions. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target acquisitions. In evaluating a prospective target acquisition, our management will consider, among other factors, the following factors likely to affect the performance of the investment:

•	established companies with positive cash flow;
•	strong competitive position in industry;
•	experienced management team;
•	diversified customer and supplier base;
•	earnings and growth potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	ccompetitive position;
•	financial condition and results of operation;
•	barriers to entry;
•	stage of development of the products, processes or services;
•	breadth of services offered;
•	degree of current or potential market acceptance of the services;
•	regulatory environment of the particular industry; and
•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target acquisition, we will conduct an extensive due diligence review which will encompass, among other things, a review of all relevant financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all owners of any prospective target acquisition execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business or owner refused to execute such agreement, it is unlikely we would continue negotiations with such business or owner.

At the first meeting of the board of directors promptly following the closing of this offering, we intend to establish policies and procedures for seeking and evaluating appropriate business acquisition candidates. As part of our intended processes, we may create a contact database indicating the materials received by any potential target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to move forward with any particular acquisition candidate. The determination whether to tender a letter of intent or similar indication of interest to any potential target business will be made by majority vote of our directors.

In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe, that following an initial transaction, we could learn of, identify and analyze acquisition targets in the same way after an initial transaction as we will before an initial transaction. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our securityholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

The time and costs required to select and evaluate a target acquisition and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target acquisition with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. While we may pay fees or compensation to third parties for their efforts in introducing us to a potential target business, in no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us or in connection with the consummation of the initial business combination.

Fair Market Value of Target Acquisition

The initial target acquisition we acquire must have a fair market value equal to at least 80% of our net assets held in the trust account excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount at the time of the signing of the definitive agreement with respect to the business combination, subject to the redemption rights described below, although we may acquire a target acquisition whose fair market value significantly exceeds 80% of our net assets then held in the trust account excluding the amount held in the trust account representing the underwriters’ deferred discount and amounts for taxes payable. To accomplish this, we may seek to raise additional funds through credit facilities or other secured financings or a private offering of debt or equity securities if such funds are required to consummate such a business combination. While there is no assurance we would be able to obtain such financing, and although no such financing arrangements have been entered into or contemplated with any third parties, there is no restriction on our ability to raise such funds, including through private sales of our equity and/or debt securities.

Prior to entering into an agreement for a target acquisition, the fair market value of such target acquisition will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target acquisition has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent third party appraiser, which will be an investment banking firm that is a member of FINRA, stating whether the fair market value meets the 80% of net assets held in the trust account threshold. If such an opinion is obtained, we anticipate distributing copies, or making a copy of such opinion available, to our stockholders. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines that the target acquisition complies with the 80% threshold unless there is a conflict of interest with respect to the transaction. Our officers and directors have experience evaluating target acquisitions based upon generally accepted financial standards and have performed such evaluations for transactions valued in the range contemplated by this offering. Satisfaction of the 80% threshold is determined by calculating the fair market value of what our stockholders receive in the business combination and comparing it to 80% of the net assets then held in trust. Whether assets or stock of a target business is acquired, such assets or stock would be evaluated based upon generally accepted financial standards in order to determine if the fair market value of such assets or stock equals at least 80% of our net assets then held in the trust account (excluding taxes payable on interest earned in the trust account and State of Delaware franchise and other taxes, amounts disbursed for working capital and the amount held in the trust account representing the underwriters’ deferred discount).

Possible Lack of Business Diversification

Our business combination must be with a target acquisition which satisfies the minimum valuation standard at the time of the signing of the definitive agreement with respect to the business combination, as discussed above. Consequently, we expect to have the ability to effect only a single business combination, although this process may entail the simultaneous acquisitions of several businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or asset, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and
•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we may need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

Limited Ability to Evaluate the Target Business’s Management

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you our assessment will prove to be correct. In addition, we cannot assure you new members who join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

Opportunity for Stockholder Approval of Business Combination

Prior to the completion of our business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend the corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and, if applicable, historical financial statements of a target business.

In connection with the stockholder vote required to approve any business combination, our existing stockholders have agreed to vote all of their shares of common stock owned by them prior to this offering in accordance with a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. For example, if the majority of public stockholders voting at the meeting, regardless of percent, vote to approve the business combination, our existing stockholders will vote all shares owned by them prior to this offering in favor of the business combination. Similarly, if the majority of public stockholders voting at the meeting, regardless of percent, vote against the business combination, our existing stockholders will vote all shares owned by them prior to this offering against the business combination. Our existing stockholders have also agreed that if they acquire shares of common stock in or following completion of this offering, they will vote such acquired shares of common stock in favor of a business combination. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning one share less than 30% of the shares of common stock sold in this offering exercise their redemption rights. Voting against the business combination alone will not result in redemption of a stockholder’s shares of common stock for a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described below. For purposes of seeking approval of the initial business combination, the holders of record of our outstanding shares of common stock will be entitled to one vote per share on each matter presented to such holders at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the total outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at such meeting. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. Abstentions, but not broker non-votes, are treated as shares present and entitled to vote, and will be counted as a “no” vote. Broker non-votes are treated as not entitled to vote, and so reduce the absolute number, but not the percentage of votes needed for approval of a matter. Assuming that a quorum is present, approval of the business combination will require a majority of the votes cast at such meeting. Accordingly, approval of a business combination may be received with less than 50% of the public shares then outstanding.

Upon the completion of our business combination, unless required by Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

We are not aware of any present intention on the part of our sponsor, officers or directors to make any purchases in this offering or in the aftermarket. Although we do not know for certain the factors that would cause our sponsor, officers or directors to purchase our securities, we believe some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears a substantial number of public stockholders are voting against a proposed initial business combination, and (iv) their interest in the target business once the target business has been identified.

Although our sponsor, officers and directors have no current intention to make such purchases, none of such parties are prohibited from purchasing shares of our common stock in the open market or in privately negotiated transactions. Any such privately negotiated transaction with a stockholder would include a contractual acknowledgement that such stockholder, although still a holder of record of our common stock, is no longer the beneficial owner thereof and therefore agrees to vote such shares of common stock as directed by the sponsor, or our officers or directors, as the case may be. In the event our sponsor, officers or directors purchase shares in privately negotiated transactions from stockholders who have already cast votes against the proposed acquisition and requested redemption of their shares, such selling stockholders would be required to revoke their prior votes against the proposed acquisition and to revoke their prior elections to redeem their shares and to cast new votes in favor of the proposed acquisition. The revocation of prior negative votes and substitution therefor of votes in favor of the proposed acquisition would have the effect of reducing redemptions and increasing votes in favor of the proposed acquisition, thereby making it more likely a proposed business combination would be approved.

Although our sponsor, officers, directors and affiliates currently have no intention of entering into private stock purchase arrangements with our stockholders subsequent to this offering, they may do so in the future both as an expression of confidence in the value of our common stock prior to and following the initial business combination and as a means of increasing the likelihood that the initial business combination will be approved.

We, our sponsor, officers, directors and affiliates anticipate they will identify the stockholders with whom the sponsor, officers, directors or affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of proxy cards submitted by stockholders at the time of the stockholder vote on the initial business combination. To the extent we, our sponsor, officers, directors or affiliates enter into a private purchase, we would identify and contact only potential selling stockholders who have expressed their intention to vote, or who have already voted, against the initial business combination. Pursuant to the terms of such arrangements, any shares so purchased by us, our officers, directors or affiliates would then be voted, or prior votes against would then be changed to votes, in favor of the initial business combination. The terms of such purchases would operate to facilitate the consummation of the proposed business combination by potentially reducing the number of shares voted against the business combination to less than 30% of the shares (minus one share) sold in this offering.

Any shares purchased from stockholders by us, our sponsor, officers, directors or affiliates would be purchased at a price to be negotiated between such stockholders on the one hand and us, our sponsor, officers, directors or affiliates on the other hand. Such price would depend on a variety of factors including, but not limited to, the size of the stockholders’ position in our stock and the method and timing of payment from us or from our sponsor, officers, directors or affiliates for such shares. None of our officers, directors or affiliates have any current intention to make any such purchases; however, should they decide to do so, it is possible the value of the purchase price thereof would exceed the per share amount to be distributed from trust upon liquidation.

Any stock purchases by us, our sponsor, officers, directors or affiliates, as described above, will be consummated pursuant to privately negotiated arrangements rather than through open market purchases in order to avoid disruption in the marketplace due to the possible relative illiquidity of our stock and in order to avoid the potential characterization of such open market purchases as a tender offer by us, our officers, directors or affiliates. In the event we made any such stock purchase, the amount of cash available to finance our operations following consummation of our initial business combination would be reduced by the amount expended for any such share repurchase.

Redemption Rights

At the time we seek stockholder approval of any business combination, we will offer to each public stockholder (but not to our existing stockholders, nor to any of our officers and directors to the extent that they receive shares of common stock prior to this offering, or purchase any shares of common stock in this offering or the aftermarket) the right to have such stockholder’s shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, our amended and restated certificate of incorporation restricts a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group”, from seeking redemption with respect to more than 10% of the shares sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the redemption right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns more than 10% of the shares sold in this offering could threaten to vote against a proposed business combination and seek redemption, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to redeem only 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

The actual per-share redemption price will be equal to the amount in the trust account, which shall include $3,000,000 from the purchase of the insider warrants by our sponsor, inclusive of any interest (net of any taxes due on such interest and franchise taxes, which taxes shall be paid from the trust account, and amounts disbursed for working capital purposes, and calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in this offering. Without taking into any account interest earned on the trust account or taxes payable on such interest, the initial per-share redemption price would be approximately $9.83 or $0.17 less than the per-unit offering price of $10.00. Because the initial per share redemption price is $9.83 per share (plus any interest net of taxes payable and amounts disbursed for working capital purposes), which may be lower than the market price of the common stock on the date of the redemption, there may be a disincentive on the part of public stockholders to exercise their redemption rights. The per share redemption price may drop below $9.83 per share as a result of third party claims against the trust for which the indemnification provided by our sponsor and Messrs. Thoman and Wilson is not available.

If a business combination is approved, stockholders that vote against the business combination and elect to redeem their shares of common stock for cash will be entitled to receive their pro rata portion of the $3,000,000 ($0.30 per share) of the deferred underwriting discount held in the trust account.

An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time up to two (2) business days prior to the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender his shares if he wishes to seek to exercise his redemption rights., a period that will not be less than 10, nor more than 60, days. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours (because the transfer is made electronically once final instruction is given to Depository Trust Company) by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Additionally, if the shares of common stock cannot be transferred through the DWAC system, the process may take such number of days required to complete the proper paperwork, obtain the necessary authorizations and consents and to locate and deliver physical stock certificates, if any.

Traditionally, in order to perfect redemption rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to redeem. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the redemption right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a right of redemption surviving past the consummation of the business combination and which the Company would be obligated to honor until the redeeming holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. This fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the meeting. The need to deliver shares is a requirement of redemption regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to stockholders when compared to the traditional process.; however, in the event a stockholder elects redemption of their shares of common stock but the proposed business combination is not approved, a stockholder will have paid $35 to elect redemption but would not actually have their shares of common stock redeemed. Further, it is possible this tendering process will be cost-prohibitive for stockholders in the event their aggregate holdings of our shares of common stock do not exceed $35.

Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for redemption and subsequently decided prior to the meeting not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of a business combination. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise any warrants they still hold.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until twenty four months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their redemption rights would not be entitled to redeem their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

Liquidation if No Business Combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until _________, 2010 [24 months from the date of this prospectus] . This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate existence on , 2010 [24 months from the date of this prospectus] as an obligation to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering, we will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

A liquidation after our existence terminates by operation of law would occur in the event that a business combination is not consummated within 24 months of the completion of the offering. In the event we liquidate after termination of our existence by operation of law on , 2010 [24 months from the date of this prospectus] , we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution.

Our existing stockholders have waived their right to participate in any distribution with respect to shares of common stock owned by them immediately prior to this offering or shares acquired in this offering or after this offering or upon our liquidation prior to a business combination, including the common stock underlying the insider warrants. There will be no distribution with respect to our warrants which will expire worthless. We expect that all costs associated with the implementation and completion of our liquidation will be funded by any remaining net assets outside of the trust account. If such funds are insufficient, G. Richard Thoman, our Chairman, President and Chief Executive Officer, and Stephen Wilson, our Vice-Chairman and Chief Financial Officer, have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $40,000 in the case of a liquidation after our termination of existence by operation of law on , 2010 [24 months from the date of this prospectus]) and have agreed not to seek repayment for such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $9.83 (of which approximately $0.30 per share is attributable to the underwriters’ discount), or $0.17 less than the per-unit offering price of $10.00. There can be no assurance that any converting stockholder will receive equal to or more than his, her or its full invested amount. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $9.83, plus interest (net of taxes payable and amounts disbursed for working capital purposes, which taxes shall be paid from the trust account), due to claims of creditors. Although we will seek to have all vendors, service providers, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

In order to protect the amounts held in the trust account, our sponsor, G. Richard Thoman, our Chairman, President and Chief Executive Officer, and Stephen Wilson, our Vice-Chairman and Chief Financial Officer, have agreed to indemnify us for claims of creditors, vendors, service providers and target businesses that have not executed a waiver of their right to seek payment of amounts due to them out of the trust account to the extent necessary to ensure such claims do not reduce the amount in the trust account below $9.83 per share. Additionally, the underwriters have agreed to forfeit any rights or claims against the proceeds held in the trust account which includes a portion of their underwriters’ discount. We currently believe they are of substantial means and capable of funding a shortfall in our trust account even though we have not asked them to reserve for such an eventuality. We cannot assure you, however, our sponsor or Messrs. Thoman or Wilson would be able to satisfy those obligations. In the event the proceeds in the trust account are reduced and our sponsor and Messrs. Thoman and Wilson assert they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor, Messrs. Thoman or Wilson to enforce their indemnification obligations. It is possible our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that, due to claims of creditors, the actual per share liquidation price will not be less than $9.83 per share.

We will seek to reduce the possibility our sponsor or Messrs. Thoman or Wilson will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. We also will have access to up to $2,400,000 (net of franchise taxes and taxes payable on all interest income earned on the trust account, which we may seek to withdraw from the trust account for working capital purposes) with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation after the termination of our existence by operation of law on , 2010 [24 months from the date of this prospectus], currently estimated at up to $40,000). The indemnification provisions are set forth in the insider letters executed by each of our sponsor, G. Richard Thoman and Stephen Wilson. The insider letter specifically sets forth that in the event we obtain a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from our sponsor and Messrs. Thoman and Wilson will not be available. In the event we liquidate and it is subsequently determined the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, if we do not effect a business combination by , 2010 [24 months from the date of this prospectus], it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after such time period and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. We have not assumed we will have to provide for payment on any claims that may potentially be brought against us within the subsequent 10 years due to the speculative nature of such an assumption. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Our sponsor and Messrs. Thoman and Wilson have, however, agreed to indemnify us against claims from such vendors, service providers, prospective target businesses or other entities that have not executed waivers to the extent necessary to ensure such claims do not reduce the amount in the trust account below $9.83 per share. We have an obligation to pursue indemnification from our sponsor and Messrs. Thoman and Wilson pursuant to the terms of their respective agreement with us. Further, our sponsor and Messrs. Thoman and Wilson may be liable only to the extent necessary to ensure the amounts in the trust account are not reduced.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.83 per share. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our corporate existence, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to redeem their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against the business combination alone will not result in redemption of a stockholder’s shares of common stock for a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including other blank check companies and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of operating companies. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete with respect to large acquisitions will be limited by our available financial resources, giving a competitive advantage to other acquirers with greater resources.

Our competitors may adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, the number of entities and the amount of funds competing for suitable investment properties, assets and entities may increase, resulting in increased demand and increased prices paid for such investments. If we pay higher prices for a target business, our profitability may decrease and we may experience a lower return on our investments. Increased competition may also preclude us from acquiring those properties, assets and entities that would generate the most attractive returns to us.

Further, the following may not be viewed favorably by certain target acquisitions:

•	our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;
•	our obligation to redeem into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;
•	the requirement to acquire assets or an operating business that has a fair market value equal to at least 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of the acquisition could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination; and
•	our outstanding warrants and unit purchase option, and the potential future dilution they represent, may not be viewed favorably by certain target businesses.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target acquisition. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 126 East 56 th Street, New York, NY 10022. We have agreed to pay a monthly fee of $7,500 to Corporate Perspectives, an affiliate of G. Richard Thoman, our Chairman, President and Chief Executive Officer, for general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii)________ , 2010 [24 months from the date of this prospectus] and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have two executive officers: G. Richard Thoman, our Chairman, President and Chief Executive Officer, and Stephen Wilson, our Vice-Chairman and Chief Financial Officer. We anticipate we will have access to the services of other personnel on an as needed basis, although there can be no assurances that any such personnel will be able to devote sufficient time, effort or attention to us when we need it. None of our officers nor any of these other personnel, all of whom we will be dependant upon prior to effecting a business combination, have entered into employment agreements with us and none are obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether we are in the process of (i) seeking a potential target acquisition, or (ii) performing due diligence on one or more target acquisitions or (iii) completing the business combination for a selected target acquisition. Our officers may spend more time than others, or no time at all, on the various phases of the acquisition process depending on their competing time requirements apart from our business and their particular areas of expertise. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

Our management will provide stockholders with audited financial statements of the properties to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target acquisition we seek to acquire. While the requirement of having available financial information for the target acquisition may limit the pool of potential acquisition candidates, given the broad range of target acquisitions we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

Legal Proceedings

Except as described below, there is no litigation currently pending or, to our knowledge, contemplated against us or any of our officers or directors in their capacity as such.

G. Richard Thoman, our Chairman, President and Chief Executive Officer, served as President and Chief Executive Officer of Xerox Corporation from April 1999 to May 2000, and as President and Chief Operating Officer from July 1997 until April 1999. Prior to, during and after the period from 1997 to 2000, Xerox, with the advice and consent of its independent auditors, accounted for certain operations, and certain expenses relating thereto, in a manner it believed to be consistent with generally accepted accounting principles. However, the SEC disagreed with such position and, in June 2003, the SEC filed a complaint in the United States District Court for the Southern District of New York, pursuant to which it alleged, among other things, that certain senior executives of Xerox, including Mr. Thoman, engaged in activities that misled investors about Xerox’s earnings. In connection with such action, the SEC required Xerox to restate a portion of its financial statements, which restatements led to numerous class actions being filed against Xerox and its officers and directors in 2000 and thereafter. All of the defendants, including Mr. Thoman, settled the civil suit with the SEC, without admitting or denying the SEC’s allegations. Mr. Thoman consented to the entry of a final judgment in the civil action that

(i) imposed a bar against him serving as an officer or director of a publicly traded company for a period of three years from June 2003; (ii) required him to pay civil penalties; and (iii) required him to pay disgorgement and prejudgment interest thereon.

There are currently three outstanding legal proceedings related to this matter in which Mr. Thoman is a named defendant, each of which is discussed below.

The first proceeding is a consolidated class action filed in the United States District Court for the District of Connecticut on behalf of the named plaintiffs and all purchasers of securities of, and bonds issued by, Xerox during the period between February 15, 1998 and February 6, 2001 against Xerox, its accountants and certain prior and current officers and directors of Xerox, including Mr. Thoman. Among other things, the plaintiffs generally allege that each of Xerox, its accountants and the individual defendants violated Sections 10(b) and/or 20(a) of the Exchange Act and SEC Rule 10b-5 thereunder, by participating in a fraudulent scheme that operated as a fraud and deceit on purchasers of Xerox common stock. Pursuant to the amended complaint, the plaintiffs seek unspecified compensatory damages against Xerox, KPMG and the individual defendants. The parties currently are engaged in discovery. The individual defendants, including Mr. Thoman, and Xerox deny any wrongdoing alleged in the complaints and are defending the action.

The second proceeding is a securities class action on behalf of the named plaintiffs against Xerox, its accountants and certain other senior executives of Xerox, including Mr. Thoman. Pursuant to the complaint, the plaintiffs allege that each of the Xerox, its accountants and the individual defendants violated Section 10(b) of the Exchange Act and SEC Rule 10b-5 thereunder and that the individual defendants are liable as `controlling persons` of Xerox pursuant to Section 20(a) of the Exchange Act. The parties currently are engaged in discovery. The individual defendants, including Mr. Thoman, and Xerox, deny any wrongdoing and are defending the action.

The third proceeding is a class action filed in the United States District Court for the District of Connecticut on behalf of the named plaintiffs against Xerox and certain other senior executives of Xerox, including Mr. Thoman. Pursuant to the complaint, the plaintiffs allege that the defendants were fiduciaries of Xerox’s 401(k) Plan, or the Plan, under the Employee Retirement Income Security Act, or ERISA. The plaintiffs further allege that as fiduciaries of the Plan, the defendants were obligated to protect the Plan’s assets and act in the interest of the Plan’s participants, and that the defendants failed to do so and thereby breached their fiduciary duties. Specifically, the plaintiffs claim the defendants failed to provide accurate and complete material information to participants concerning Xerox stock, including accounting practices which allegedly artificially inflated the value of the stock, and misled participants regarding the soundness of the stock and the prudence of investing their retirement assets in Xerox stock. The plaintiffs also claim that the defendants failed to invest Plan assets prudently, to monitor the other fiduciaries and to disregard Plan directives they knew or should have known were imprudent, and failed to avoid conflicts of interest. Fact discovery is underway and will be coordinated with fact discovery in one of the above-referenced securities class action cases. No trial date has been set. Mr. Thoman and the other defendants deny any wrongdoing and are defending the action.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$98,250,000 of the net offering and private placement proceeds will be deposited into the trust account at JP Morgan Chase, N.A. maintained by American Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $95,250,000 from the net proceeds of this offering and the private placement payable to us and $3,000,000 of the proceeds attributable to the underwriters’ deferred discount.	$80,000,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $98,250,000 of net offering and private placement proceeds held in the trust account will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target acquisition	The initial target acquisition that we acquire must have a fair market value equal to at least 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of the signing of the definitive agreement with respect to the business combination.	We would be restricted from acquiring a target acquisition unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants shall trade separately on the 5th business day after the earlier of (i) the termination of the underwriters’ over-allotment option or (ii) its exercise in full.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second Form 8-K will be filed to provide information to reflect the exercise of the over-allotment option.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the effective date of the registration statement and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will give our stockholders the opportunity to vote on our business combination, and in the event that a majority of the shares of common stock sold in this offering vote in favor of the proposed business combination, the business combination will be approved. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder who votes against the transaction and who follows the procedures described in this prospectus is given the right to redeem his or her shares of common stock into his or her pro rata share of the trust account; provided that if holders of 30% or more of our outstanding common stock both elect to redeem their shares of common stock and vote against the business combination, we will not consummate such business combination. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website. See the section appearing elsewhere in the prospectus entitled “Where You Can Find Additional Information.”	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post- effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust account or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	If we are unable to complete a business combination by , 2010 [24 months from the date of this prospectus], our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in the prospectus. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust account or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time, except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to fund (i) taxes payable on the interest income earned on the trust account and State of Delaware franchise taxes and (ii) up to $2,400,000 of interest income for working capital. While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible, the actual time at which our public stockholders receive their funds will be longer than the 5 business days under a Rule 419 offering. For a detailed discussion of the timing involved in a return of funds from our trust account to our public stockholders, see “Proposed Business — Liquidation if No Business Combination.”	The proceeds held in the escrow account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See “Risk Factors — Risks associated with our business — You will not be entitled to protections normally afforded to investors of blank check companies.” In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.
Interest on proceeds held in the trust account	Up to $2,400,000 of the interest earned on the trust account may be released to us to fund our working capital requirements. In addition, interest earned may be disbursed for the purpose of paying franchise taxes and taxes on interest earned.	Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the stockholders and would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
G. Richard Thoman	63	Chairman, President and Chief Executive Officer
Stephen R. Wilson	61	Vice-Chairman and Chief Financial Officer
Patrick J. Martin	66	Director
James P. Schadt	70	Director
Michael Miron	52	Director

There are no family relationships among any of our directors or officers.

G. Richard Thoman, 63, has been our Chairman, Chief Executive Officer and President since our inception. Mr. Thoman is currently Managing Partner of Corporate Perspectives, a corporate strategy advisory firm, a position he has held since 2002. He is also an adjunct Professor at Columbia University’s School of International and Public Affairs, a visiting Professor at the Fletcher School (Tufts University) and was an adjunct Professor at INSEAD. He was President and Chief Executive Officer of Xerox Corporation from April 1999 to May 2000, and President and Chief Operating Officer from July 1997 until April 1999. From 1993 to 1997, he served in senior capacities at IBM Corporation, initially as Group Executive for Personal Systems Group (including the PC Company); then as Chief Financial Officer, where he was responsible for manufacturing, purchasing, brand management, and IBM’s Global Credit business. Mr. Thoman was President and Chief Executive Officer of Nabisco International, Inc. from 1992 to 1993. Prior to that, he was Chairman and co-Chief Executive Officer of American Express Travel Related Services (including cards, travel, traveler’s checks, and banking). He was also a Senior Advisor to Evercore Partners, working on financial advisory, private equity and technology investing (2001-2002). Mr. Thoman has a strong board background. He is a past or current member of nine major boards including: Chrysler, Bankers Trust, Xerox, and First Data in the U.S.; Schneider Electric Group (current member), Daimler Chrysler, Club Med. and Union Bancaire Privee in Europe; and Fuji-Xerox in Japan. Mr. Thoman also serves on a number of non-profit boards including: the INSEAD Council, the Council of the Americas, the Americas Society, the French-American Foundation, the Fletcher School (Tufts University, co-administered by Harvard University) and the McGill University Faculty of Management. He is a member of the Trilateral Commission and the Council of Foreign Relations, where he serves on the Nominating and Governance Committee. He is a former member of the Business Council and the Business Roundtable. He speaks fluent French, and was awarded a Legion of Honor by the French government. Mr. Thoman received his B.A. (honors) from McGill University (Montreal); M.A. and M.A.L.D degree from the Fletcher School of Law and Diplomacy, Tufts University (co-administered by Harvard University); a Diploma Es Etudes Internationales from the Graduate Institute of International Studies, Geneva Switzerland; and a Ph.D. from the Fletcher School. Please also see “Proposed Business — Legal Proceedings” for certain additional disclosures concerning legal proceedings related to Mr. Thoman.

Stephen R. Wilson, 61, has been our Vice-Chairman and Chief Financial Officer since our inception. Mr. Wilson is currently a partner with Camelot Equity Partners, an investment and advisory firm, a position he has held since 2006. From 2001 to 2006, Mr. Wilson served as Executive Vice President and Chief Financial Officer, and later Chief Administrative Officer, of Footstar, Inc., a U.S. based footwear retailer. Mr. Wilson was the Executive Vice President, Finance and Administration, of Bridge Information Systems, a leading global provider of electronic financial information to investment and trading professionals, from 2000 to 2001. From 1999 to 2000, Mr. Wilson served as Finance Director and a member of the Board of Directors of Reckitt & Colman, plc, a maker of household cleaning products. Prior to that, Mr. Wilson worked for The Reader’s Digest Association from 1995 to 1998, where he served as Executive Vice President, Chief Financial Officer and Chairman of the Operating Committee. Mr. Wilson has also worked at RJR

Nabisco, joining them as Senior Vice President, Corporate Development and later promoted to Executive Vice President and Chief Financial Officer. Prior to that, Mr. Wilson worked for Cadbury Schweppes North America, where he was Senior Vice President, Chief Financial Officer and, later, President of Cadbury Beverages North America. Mr. Wilson was also Chief Financial Officer of Pepsi Cola USA, Chief Financial Officer of Frito-Lay International, and President of Frito-Lay Brazil (Elma/Chips). Mr. Wilson served as Chair of the Audit Committee on the Board of Newport News Shipbuilding, Inc., until its sale to Northrup Grumman. Mr. Wilson currently serves on the LEK National Advisory Board, providing counsel and support to the partners of this privately held international strategy consulting leader, and the Parsons Consulting Advisory Board, where he advises the leadership team of this U.S.-based division of the UK-based consultancy company, Management Consulting Group plc. He also serves on the boards of directors of two small public companies, Majesco Entertainment, a public electronic and video game manufacturer currently undergoing a turnaround and Knobias Inc., a provider of analysis and data on small to mid-cap companies. He also currently serves on the Board of one not-for-profit organization: The Manhattan Theatre Club. Mr. Wilson graduated from the United States Naval Academy and served as a Lieutenant in the United States Navy. He received an MBA from the Harvard Business School.

Patrick J. Martin, 66, has been a director since our inception. Now retired, Mr. Martin was Chairman, President and Chief Executive Officer from 2000 to 2005 of Storage Technology Corporation, a designer, manufacturer and marketer of tape drive and automated cartridge libraries, virtual storage arrays, SANs, disk arrays, network management and data backup software. Prior to that, Mr. Martin was a Senior Corporate Vice President with Xerox Corporation where, from 1977 to 2000, he held various management positions, including among others: President of Xerox North American Solutions group and President of Xerox Office Document Products Division. Much of Mr. Martin’s experience was in international operations, opening emerging markets such as the Xerox China market. He was Vice President and managing director for the China Business Development and South Pacific Operations; president and general manager Americas Customer Operations; and president, Developing Markets Operations. Mr. Martin is on the Board of Directors of Qwest Communications Inc., where he chairs the Governance and Nominating Committee. He is also on the advisory committee of the Ohio State University Fisher School of Business. He is a past trustee of George Washington University and a member of the advisory committee of the George Washington University School of Engineering and is a past member of the board of directors of the U.S. Chamber of Commerce, the U.S./China Business Council and of the business advisory council, mayor of Shanghai. Mr. Martin holds an undergraduate degree in mathematics from Iona College. He is a graduate of the Harvard University executive education program PMD, and holds both an MS and a Ph.D. in electrical engineering from George Washington University.

James P. Schadt, 70, has been a director since our inception. Mr. Schadt retired as Chairman and Chief Executive of the Reader’s Digest Association in 1997 and has since been active in various board and private investment activities. Currently, Mr. Schadt is a partner of Contagion, LLC, a startup operator of magazines, web sites and events, and a director of PRB Energy, Inc., a Denver based natural gas company. He is also a Life Trustee of Northwestern University. Since 1997, he has served variously as a director and interim chief executive of Mercator Software, Inc., a public company that was sold in 2003; senior operating partner of private equity firm Beacon Group, LLC, general partner of private equity firm Dailey and Partners, LLC. Mr. Schadt joined Reader’s Digest in 1991, just after its initial public offering, as President and Chief Operating Officer, becoming CEO in 1994 and Chairman in 1995. From 1980 to 1991, Mr. Schadt was with Cadbury Schweppes, plc, where he rose to the board of directors and chief executive of the global beverages business, which included the Schweppes, Canada Dry, Dr Pepper, 7 UP and Motts brands. Mr. Schadt has also served on boards of several not-for-profit organizations, including the Wallace Reader’s Digest Foundation, The American Enterprise Institute and the Norwalk (CT) Hospital.

Michael Miron, 52, has been a director since January 24, 2007. Since 2006, Michael Miron has been Managing Partner of EnerPlex Partners, providing independent management advisory and investment services for entrepreneurial companies developing products and services for the transformation of the electric distribution grid from an inefficient and costly “dumb” network into a more reliable and efficient “Smart Grid.” From 2000 through 2005, Mr. Miron was the Chairman and CEO of ContentGuard, a digital rights management company. From 1998 through 2000, Mr. Miron was President of the Internet Business Group at Xerox, where he was responsible for creating value from technology innovations from Xerox’s Palo Alto Research Center. From 1996 through 1998, Mr. Miron was Vice President of Corporate Strategy and Development at AirTouch Communications, a global wireless operator (now part of the Vodafone Group). From 1990 through 1996, Mr. Miron was Managing Director at Salomon Brothers, where he worked directly with the Chairman and CEO to determine the strategic direction for the firm. Mr. Miron holds a Master of Management from the Kellogg Graduate School of Management at Northwestern University and a B.S. in Electrical Engineering from Cornell University.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target acquisition, and structuring, negotiating and consummating its acquisition. None of these individuals has been or currently is a principal of or affiliated with a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts and their transactional expertise should enable them to identify and effect an acquisition.

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. Our Bylaws provide that the number of directors which may constitute the board of directors shall not be less than one or more than nine. Upon completion of this offering our board of directors will have four members. The term of office of the first class of directors, consisting of Mr. Schadt and Mr. Martin, will expire at our first annual meeting of stockholders following the completion of this offering. The term of office of the second class of directors, consisting of Messrs. Thoman, Wilson and Miron, will expire at the second annual meeting following the completion of this offering.

Compensation for Officers and Directors

No executive officer has received any compensation for services rendered to us. No compensation of any kind, including finders, consulting fees or other similar compensation, has been or will be paid to any of our officers, directors, stockholders or any of their respective affiliates, prior to or in connection with a business combination. However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target acquisitions and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. After our initial business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company, with any and all amounts being fully disclosed to stockholders, to the extent known, in the proxy solicitation materials furnished to the stockholders. It is unlikely, however, that the amount of such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our chief executive officer and other officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely of independent directors or by a majority of the independent directors on our board of directors, in accordance with the rules of the American Stock Exchange.

Director Independence

Our board of directors has determined that Michael Miron, James Schadt and Patrick Martin are “independent directors” as such term is defined in the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act.

Board Committees

Prior to the completion of this offering, our board of directors will form an audit committee and a governance and nominating committee. Each committee will be composed of three directors.

Audit Committee

On completion of this offering, our audit committee will consist of Michael Miron, James Schadt and Patrick Martin. As required by the rules of the American Stock Exchange, each of the members of our audit committee is financially literate, and we consider Michael Miron to qualify as an “audit committee financial expert” and “financially sophisticated” as defined under SEC and American Stock Exchange rules, respectively. The responsibilities of our audit committee will include:

•	meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;
•	appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;
•	overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;
•	meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;
•	reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;
•	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;
•	following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement;
•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and
•	reviewing and approving all payments made to our officers, directors and affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Governance and Nominating Committee

On completion of this offering, our governance and nominating committee will consist of G. Richard Thoman, Stephen Wilson and Patrick Martin. The functions of our governance and nominating committee include:

•	recommending qualified candidates for election to our board of directors;
•	evaluating and reviewing the performance of existing directors;
•	making recommendations to our board of directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees; and
•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Code of Ethics and Committee Charters

We will adopt a code of ethics that applies to our officers, directors and employees. We have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.

Conflicts of Interest

The following list sets forth those officers and directors that currently have a pre-existing fiduciary duty to other for-profit entities that might conflict with their duties as our officers and directors:

G. Richard Thoman is currently managing partner of Corporate Perspectives, a corporate strategic advisory firm, and a member of the board of directors of Schneider Electric Group. Mr. Thoman has a fiduciary duty to both Corporate Perspectives and Schneider which may require him to first present acquisition opportunities to those entities that otherwise may be attractive to us, although we have been advised by Mr. Thoman that it is highly unlikely Corporate Perspectives would pursue any acquisition opportunity that would be of interest to us.

Stephen Wilson is currently a partner with Camelot Equity Partners, an investment and advisory firm. Mr. Wilson currently serves on the LEK National Advisory Board, providing counsel and support to the partners of this privately held international strategy consulting leader, and the Parsons Consulting Advisory Board, where he advises the leadership team of this U.S.-based division of the UK-based consultancy company, Management Consulting Group plc. He also serves on the boards of directors of two small public companies, Majesco Entertainment, a public electronic and video game manufacturer currently undergoing a turnaround and Knobias Inc., a provider of analysis and data on small to mid-cap companies. While Mr. Wilson has a fiduciary duty to all of these entities which may require him to first present acquisition opportunities to those entities that otherwise may be attractive to us, we have been advised by Mr. Wilson that it is highly unlikely any of these entities would pursue any acquisition opportunity that would be of interest to us.

Patrick J. Martin is on the board of directors of Qwest Communications Inc., where he chairs the Governance and Nominating Committees. Mr. Martin has a fiduciary duty to Qwest Communications Inc. which may require him to first present acquisition opportunities to those entities that otherwise may be attractive to us.

James P. Schadt is a partner of Contagion, LLC, a startup operator of magazines, web sites and events, and a director of PRB Energy, Inc. Mr. Schadt has a fiduciary duty to these entities which may require him to first present acquisition opportunities to those entities that otherwise may be attractive to us, although we have been advised by Mr. Schadt that it is highly unlikely any of these entities would pursue any acquisition opportunity that would be of interest to us.

While Michael Miron does not currently have any pre-existing fiduciary duties that would cause a conflict of interest, it is possible he will become a corporate officer in the future and may be expected to have a fiduciary duty to such company that may supersede his fiduciary duties to us.

To the extent they identify business opportunities which may be suitable for the entities to which they owe a fiduciary obligation, our officers and directors will honor those fiduciary obligations. Section 122(17) of the Delaware General Corporation Law permits a Delaware corporation to renounce in its certificate of incorporation or by action of its board of directors any interest or expectancy of the corporation in, or being offered an opportunity in, certain business opportunities. As a result of the potential conflicts between our business and the businesses our officers and directors are engaged in, our board of directors has, in accordance with Section 122(17) of the Delaware General Corporation Law, adopted a resolution providing that our officers and directors are not obligated to present to us any potential business combination and may become involved as a principal (without involving us) or agent for a third party with respect to potential business combinations that otherwise would be appropriate for us, other than:

•	any business combination or opportunity that is brought to the attention of such officer or director solely in his capacity as a director of our company; or
•	any business combination or opportunity that is identified by any officer or director solely through the disclosure of information by or on behalf of us.

Potential investors should be aware of the following additional potential conflicts of interest:

•	None of our officers and directors are required to commit their full time (or any time) to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicting fiduciary duties in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the discussion below as well as the previous section entitled “Management — Directors and Executive Officers” and “Risk Factors”.
•	Our officers and directors currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business combination. To the extent they identify business opportunities which may be suitable for the entities to which they owe a fiduciary obligation, our officers and directors will honor those fiduciary obligations.
•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.
•	Since the existing stockholders own shares of our common stock which will be released from escrow only if a business combination is successfully completed and since the existing stockholders may own securities which will become worthless if a business combination is not consummated, our board, whose members are existing stockholders, may have a conflict of interest in determining whether a particular target acquisition is appropriate to effect a business combination. Additionally, members of our executive management may enter into consulting, asset management or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target acquisition, timely completing a business combination and securing the release of their stock.
•	We have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.
•	Our directors and officers may purchase shares of common stock as part of the units sold in this offering or in the open market. Our directors and officers have agreed to vote any shares of common stock acquired by them in this offering and any shares of common stock acquired by them after this offering in favor of a business combination.
•	If we were to make a deposit, down payment or fund a “no shop” provision in connection with a potential business combination, we may have insufficient funds available outside of the trust account to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, the existing stockholders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such existing stockholders may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.
•	If our management negotiates to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

As a result of certain other business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above listed criteria. Some of our officers and directors have pre-existing fiduciary obligations to other businesses of which they are officers, directors or advisors. To the extent they identify business opportunities which may be suitable for the entities to which they owe a pre-existing fiduciary obligation, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe a pre-existing fiduciary obligation (and any successors to such entities) have declined to accept such opportunities. No procedures have been established to determine how conflicts of interest that may arise due to duties or obligations owed to other entities will be resolved. We cannot assure you any of the above-mentioned conflicts will be resolved in our favor.

In connection with the stockholder vote required to approve any business combination, all of the existing stockholders have agreed to vote the shares of common stock owned by them prior to or in this offering, in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. The existing stockholders have also agreed that if they acquire shares of common stock in or following this offering, they will vote such acquired shares of common stock in favor of a business combination. Accordingly, any shares of common stock acquired by existing stockholders in the open market will not have the same right to vote as public stockholders with respect to a potential business combination (since they are required to vote in favor of a business combination). Additionally, the existing stockholders will not have redemption rights with respect to shares of common stock acquired during or subsequent to this offering (since they may not vote against a business combination), except upon our liquidation. In addition, with respect to shares of common stock owned by them prior to this offering, including the common stock underlying the insider warrants, they have agreed to waive their respective rights to participate in any liquidation including the liquidation of our trust account to our public stockholders, occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by them prior to this offering and not with respect to any shares of common stock acquired in the open market.

While we do not intend to pursue a business combination with any company that is affiliated with any of our existing stockholders, executive officers or directors, we are not prohibited from pursuing such a transaction. In the event we seek to complete a business combination with such a company, we would obtain an opinion from an independent investment banking firm which is a member of FINRA and is reasonably acceptable to the underwriter, that such a business combination is fair to our stockholders from a financial point of view. Such opinion will be included in our proxy solicitation materials, furnished to stockholders in connection with their vote on such a business combination and we expect that such independent banking firm will be a consenting expert.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Common Stock(1)
	Before the Offering		As Adjusted for the Offering(2)
Name and Address of Beneficial Owners(3)	Number of Shares(2)(4)	Percentage of Common Stock(5)	Number of Shares(6)	Percentage of Common Stock
Corporate Acquirers, LLC	2,875,000	100%	2,500,000	20%
G. Richard Thoman, Chairman, Chief Executive Officer, President(7)	1,437,500	50%	1,250,000	10%
Stephen R. Wilson, Vice-Chairman and Chief Financial Officer(8)	526,125	18.3%	458,333	3.67%
Patrick J. Martin, Director(9)	336,375	11.7%	291,667	2.33%
James P. Schadt, Director(10)	287,500	10%	250,000	2%
Michael Miron, Director(11)	287,500	10%	250,000	2%
All Directors and Officers as a Group (5 persons)	2,875,000	100%	2,500,000	20%

(1)	Ownership before and after the offering for all executive officers and directors does not include the shares of common stock underlying the insider warrants sold in the private placement.
(2)	Assumes only the sale of 10,000,000 units in this offering, but not the exercise of the 10,000,000 warrants comprising such units or the 3,000,000 insider warrants to be sold to our sponsor in the private placement.
(3)	Unless otherwise indicated, the business address of each of the stockholders is 126 East 56th Street, New York, NY 10022.
(4)	This number includes an aggregate of 375,000 shares of common stock that are subject to forfeiture by our existing stockholders if the over-allotment option is not exercised by the underwriters.
(5)	Other than with respect to Corporate Acquirers, LLC, the percentage of common stock owned by each of our officers and directors refers to the percentage of our common stock owned by Corporate Acquirers, LLC which such officer or director is deemed to beneficially own for purposes hereof as a result of their ownership of Corporate Acquirers, LLC.
(6)	This number assumes an aggregate of 375,000 shares of common stock were forfeited by our existing stockholders.
(7)	Mr. Thoman is a managing member of our sponsor, Corporate Acquirers, LLC, and may be deemed to beneficially own 1,437,500 of the shares owned by Corporate Acquirers, LLC. Mr. Thoman disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(8)	Mr. Wilson is a managing member of our sponsor, Corporate Acquirers, LLC, and may be deemed to beneficially own 526,125 of the shares owned by Corporate Acquirers, LLC. Mr. Wilson disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(9)	Mr. Martin is a member of our sponsor, Corporate Acquirers, LLC, and may be deemed to beneficially own 336,375 of the shares owned by Corporate Acquirers, LLC. Mr. Martin disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(10)	Mr. Schadt is a member of our sponsor, Corporate Acquirers, LLC, and may be deemed to beneficially own 287,500 of the shares owned by Corporate Acquirers, LLC. Mr. Schadt disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(11)	Mr. Miron is a member of our sponsor, Corporate Acquirers, LLC, and may be deemed to beneficially own 287,500 of the shares owned by Corporate Acquirers, LLC. Mr. Schadt disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

Our sponsor has agreed, prior to the date of this prospectus, to purchase in a private placement transaction 3,000,000 warrants from us at a price of $1.00 per warrant. These warrants, which we collectively refer to as the insider warrants, cannot be sold or transferred by the sponsor prior to the business day following the consummation of our initial business combination, except in certain limited circumstances. The $3,000,000 purchase price of the insider warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $3,000,000 purchase price of the insider warrants will become part of the liquidation amount distributed to our public stockholders from our trust account and the insider warrants will become worthless.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of this offering, in each case, without giving effect to the private placement.

If the underwriters do not exercise all or a portion of the over-allotment option, our existing stockholders will be required to forfeit up to an aggregate of 375,000 shares of common stock. Our existing stockholders will be required to forfeit only a number of shares necessary to maintain their collective 20% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

All of the shares of common stock and insider warrants outstanding prior to the effective date of the registration statement will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	one year following the consummation of our initial business combination, with respect to the shares of common stock;
•	the business day following the consummation of our initial business combination, with respect to the insider warrants; and
•	the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target acquisition.

During the escrow period, the holders of these shares of common stock, warrants and warrant shares will not be able to sell or transfer their securities except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to this offering, including the common stock underlying the insider warrants.

For purposes of the transfer restrictions described above, permitted transferee means a transfer (i) to the members of the sponsor upon the dissolution and liquidation of the sponsor; (ii) by gift to an immediate family member of the sponsors’ members or to a trust, the beneficiary of which is a member of the sponsor or a member of the immediate family of the sponsors’ members, (iii) by virtue of the laws of descent and distribution upon death of any member of the sponsor, (iv) pursuant to a qualified domestic relations order, (v) in the event of our liquidation prior to our completion of our initial business combination or (vi) in the event of our consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummation of our initial business combination, provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

Each of Messrs. Thoman and Wilson are deemed to be our “parent” and “promoter,” as these terms are defined under the Federal securities laws of the United States.

TRANSACTIONS WITH RELATED PERSONS,
PROMOTERS AND CERTAIN CONTROL PERSONS

On September 27, 2007, we issued 3,125,000 shares of our common stock to our officers and directors listed below for an aggregate amount of $25,000 in cash, at a purchase price of approximately $0.008 per share.

Name	Number of Shares	Relationship to Us
G. Richard Thoman	1,625,000	Chairman, Chief Executive Officer and President
Stephen R. Wilson	875,000	Vice-Chairman and Chief Financial Officer
Patrick J. Martin	375,000	Director
James P. Schadt	250,000	Director

Effective November 14, 2007, our board of directors authorized a reverse stock split of 0.08 shares of common stock for each outstanding share of common stock.

Immediately after this offering and the private placement, our existing stockholders, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, our existing stockholders will be required to forfeit up to an aggregate of 375,000 shares of common stock. Our existing stockholders will be required to forfeit only a number of shares necessary to maintain their collective 20% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

Corporate Acquirers, LLC, our sponsor, which is owned by our officers and directors, has agreed, prior to the date of this prospectus, to purchase in a private placement transaction pursuant to Regulation D under the Securities Act, 3,000,000 warrants from us at a price of $1.00 per warrant. These warrants, which we refer to as the insider warrants, may not be sold or transferred by our sponsor prior to the business day following the consummation of our initial business combination. These warrants will contain “cashless” exercise provisions. The $3,000,000 purchase price of the insider warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $3,000,000 purchase price of the insider warrants will become part of the liquidation amount distributed to our public stockholders from our trust account and the insider warrants will become worthless.

The holders of a majority of all of (i) the shares of common stock owned or held by the existing stockholders; and (ii) the shares of common stock issuable upon exercise of the insider warrants will be entitled to make up to three demands that we register these securities pursuant to an agreement to be signed prior to or on the effective date of the registration statement. Such holders may elect to exercise these registration rights at any time commencing on or after the date on which these securities are released from escrow. In addition, these stockholders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Because the insider warrants sold in the Regulation D private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of the warrants purchased in the Regulation D private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. Our insider warrants will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus.

In order to protect the amounts held in the trust account, our sponsor, G. Richard Thoman, our Chairman, President and Chief Executive Officer, and Stephen Wilson, our Vice-Chairman and Chief Financial Officer, have agreed to indemnify us for claims of creditors, vendors, service providers and target businesses that have not executed a waiver of their right to seek payment of amounts due to them out of the trust account to the extent necessary to ensure such claims do not reduce the amount in the trust account below $9.83 per share. In the event the proceeds in the trust account are reduced and our sponsor and Messrs. Thoman and Wilson assert they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against our sponsor, or Messrs. Thoman or Wilson to enforce their indemnification obligations. While we currently expect our independent directors would take legal action against them on our behalf to enforce their indemnification obligations, it is possible our independent directors in exercising their business judgment may choose not to do so in a particular instance. As a result, we cannot assure you the per-share distribution from the trust account, if we liquidate, will not be less than $9.83, plus interest then held in the trust account.

Messrs. Thoman and Wilson have advanced an aggregate of $125,000 to us as of the effective date of the registration statement to cover expenses related to this offering, such as SEC registration fees, FINRA registration fees, AMEX fees and legal and accounting fees and expenses. These loans will be payable without interest on the earlier of January 2, 2009 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering.

We will reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target acquisitions and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. Accountable out-of-pocket expenses incurred by our officers and directors will not be repaid out of proceeds held in the trust account until these proceeds are released to us upon the completion of a business combination, provided there are sufficient funds available for reimbursement after such consummation.

Other than the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders, consulting fees or other similar compensation, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates prior to or with respect to a business combination.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate they will receive compensation comparable to directors at other similarly-situated companies.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

Our amended and restated certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Prior to the effective date of the registration statement, 2,875,000 shares of common stock will be outstanding, 375,000 of which are subject to forfeiture as described elsewhere herein, held by our existing stockholders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants shall trade separately on the 5th business day after the earlier of (i) the expiration or other termination of the underwriters’ over-allotment option or (ii) its exercise in full. In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second Form 8-K will be filed to provide information to reflect the exercise of the over-allotment option. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and any securityholder of our common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC’s website after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the stockholder vote required to approve any business combination, all of our existing stockholders have agreed to vote the shares of common stock owned by them prior to this offering in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our existing stockholders have also agreed that if they acquire shares of common stock in or following this offering, they will vote such acquired shares of common stock in favor of a business combination.

In accordance with Article Sixth of our amended and restated certificate of incorporation (which Article Sixth cannot be amended without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering), we will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares of common stock sold in this offering both exercise their redemption rights discussed below and vote against the business combination. For purposes of seeking approval of the initial business combination, the holders of record of our outstanding shares of common stock will be entitled to one vote per share on each matter presented to such holders at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the total outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at such meeting. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. Abstentions, but not broker non-votes, are treated as shares present and entitled to vote, and will be counted as a “no” vote. Broker non-votes are treated as not entitled to vote, and so reduce the absolute number, but not the percentage of votes needed for approval of a matter. Assuming that a quorum is present, approval of the business combination will require a majority of the votes cast at such meeting. Accordingly, approval of a business combination may be received with less than 50% of the public shares then outstanding. We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote shall be taken to approve a business combination.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by, 2010 [24 months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate our trust account because we have not consummated a business combination within the required time periods, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable on interest earned on the trust account and State of Delaware franchise and other taxes and amounts disbursed for working capital purposes, which taxes shall be paid from the trust account), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their respective rights to participate in any liquidation occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by them prior to this offering including the shares of common stock underlying the insider warrants.

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no redemption, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to redeem their shares of common stock to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. The actual per-share redemption price will be equal to the amount in the trust account, which shall include $3,000,000 from the purchase of the insider warrants, inclusive of any interest (net of any taxes due on such interest and franchise taxes, which taxes shall be paid from the trust account, and calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in this offering. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. Existing stockholders, directors and officers are not entitled to redeem any of their shares of common stock acquired prior to this offering, in this offering, or after this offering for a pro rata share of the trust account.

Due to the fact our amended and restated certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Prior to the consummation of this offering, there will be 3,000,000 warrants outstanding representing warrants included in the insider warrants. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and
•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

Each of the common stock and warrants shall trade separately on the 5th business day after the earlier of (i) the expiration or other termination of the underwriters’ over-allotment option or (ii) its exercise in full. In no event will the warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second Form 8-K will be filed to provide information to reflect the exercise of the over-allotment option.

We may call the warrants for redemption (including any warrants issued upon exercise of the unit purchase option) at any time after the warrants become exercisable:

•	in whole and not in part;
•	at a price of $.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•	if, and only if, the last sale price of the common stock equals or exceeds $14.25 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. The insider warrants are not redeemable so long as they are held by the insiders or their designees.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” If our management takes advantage of this option, all holders of insider warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a “cashless” exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the insider warrants after a business combination. If we call our insider warrants for redemption and our management does not take advantage of this option, holders of the insider warrants would still be entitled to exercise their insider warrants for cash or on a “cashless” basis.

The redemption provisions for our warrants have been established at a price intended to provide warrant holders a premium to the initial warrant exercise price and to provide a degree of liquidity to cushion the market reaction, if any, to our redemption call. There can be no assurance, however, that the price of the common stock will exceed $14.25 or the warrant exercise price of $7.50 after we call the warrants for redemption.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. Although the material provisions of the warrants are set forth herein, you should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore are unable to deliver registered shares of common stock, the warrants may become worthless.

Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the unit. Additionally, the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.

Because the warrants sold in the Regulation D private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of warrants purchased in the Regulation D private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares of common stock issuable upon their exercise and a related current prospectus is available.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder. Corporate Acquirers, LLC, our sponsor, has agreed to purchase 3,000,000 warrants from us at a price of $1.00 per warrant prior to the date of this prospectus, for a total purchase price of $3,000,000, all of which shall be deposited into the trust account. The insider warrants have terms and provisions that are identical to the warrants being sold in this offering, except that (i) such insider warrants will be placed in escrow and not released before, except in limited circumstances, the business day following the consummation of our initial business combination, (ii) such insider warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (iii) the insider warrants will be non-redeemable so long as they are held by the original purchasers thereof or its permitted assigns, (iv) the insider warrants are exercisable on a “cashless” basis at any time, if held by the original purchasers thereof or its permitted assigns and provided we have an effective registration statement covering the public warrants and (v) the insider warrants are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining in escrow. The $3,000,000 purchase price of the insider warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $3,000,000 purchase price of the insider warrants will become part of the liquidation amount distributed to our public stockholders from our trust account and the insider warrants will become worthless. The non-redemption provision does not apply to warrants included in units or otherwise purchased in open market transactions, if any.

The price of the warrants has been arbitrarily established by us and the underwriters after giving consideration to numerous factors, including but not limited to, the pricing of units in this offering, the pricing associated with warrants in other blank check financings in both the public after-market and any pre-offering private placement, and the warrant purchase obligations of managers in similar type transactions. No particular weighting was given to any one aspect of those factors considered. We have not performed any method of valuation of the warrants. As part of the negotiations between the underwriters and our existing stockholders, the existing stockholders agreed to purchase the warrants directly from us and not in open market transactions. By making a direct investment in us, the amount held in the trust account pending a business combination has been increased.

The insider warrants will become worthless if we do not consummate a business combination. The personal and financial interests of our affiliates may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Purchase Option

We have agreed to sell to the underwriters, for $100, an option to purchase up to a total of 500,000 units at $12.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, including the registration rights afforded to the holders of such option, see the section appearing elsewhere in this prospectus entitled “Underwriting — Purchase Option.”

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. In addition, our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we may increase the size of the offering pursuant to Rule 462(b) under the Securities Act. Further, our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

Shares of Common Stock Eligible for Future Sale

Immediately after this offering, we will have 12,500,000 shares of common stock outstanding, or 14,375,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 10,000,000 shares sold in this offering, or 11,500,000 shares of common stock if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,875,000 shares of common stock (up to 375,000 of which are subject to forfeiture if the over-allotment option is not exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this restriction, these 2,875,000 shares of common stock have been placed in escrow and will not be transferable for a period of one year from the consummation of a business combination and will only be released prior to that date subject to certain limited exceptions, such as our liquidation prior to a business combination (in which case the certificate representing such shares of common stock will be destroyed), and the consummation of a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

Additionally, after this offering there will be 3,000,000 insider warrants outstanding that upon full exercise will result in the issuance of 3,000,000 shares of common stock to the holders of the insider warrants. Such insider warrants and the underlying shares of common stock are subject to registration as described below under “ — Registration Rights.”

Rule 144

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and apply to securities acquired both before and after that date. Under current Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 125,000 shares of common stock immediately after this offering (or 143,750 if the over-allotment option is exercised in full); and
•	if the common stock is listed on a national securities exchange or on The NASDAQ Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales Under Rule 144 by Non-Affiliates

Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least 6 months, including the holding period of any prior owner other than an affiliate, is entitled to sell their ordinary shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144. We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his ordinary shares between 6 months and one year. After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the initial stockholders and the holders of the insider warrants will be able to sell the founder shares and insider warrants pursuant to Rule 144 without registration one year after we have completed our initial business combination and we have filed current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Registration Rights

The holders of a majority of all of (i) the 2,875,000 shares of common stock owned or held by the existing stockholders; and (ii) the 3,000,000 shares of common stock issuable upon exercise of the 3,000,000 insider warrants will be entitled to make up to three demands that we register these securities pursuant to an agreement to be signed prior to or on the effective date of the registration statement. Such holders may elect to exercise these registration rights at any time commencing on or after the date on which these securities are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option.

Amendments to Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation to be filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:

•	a requirement that all proposed business combinations be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;
•	a prohibition against completing a business combination if holders of 30% or more of the shares sold in this offering exercise their redemption rights in lieu of approving a business combination;
•	the right of stockholders voting against a business combination to surrender their shares of common stock for a pro rata portion of the trust account in lieu of participating in a proposed business combination;
•	a requirement that in the event we do not consummate a business combination by , 2010 [24 months from the date of this prospectus] our corporate existence will cease;
•	a prohibition against the consummation of any other merger, acquisition, divestiture, asset purchase or similar transaction prior to the business combination;
•	a limitation on stockholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon the liquidation of our trust account or upon the exercise of their redemption rights; and
•	the bifurcation of our board of directors into two classes and the establishment of related procedures regarding the standing and election of such directors.

Our amended and restated certificate of incorporation and the underwriting agreement that we will enter into with the underwriters in connection with this offering, prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination unless with the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering approve an amendment or modification to the foregoing provisions. Additionally, our board of directors has undertaken not to amend or modify the foregoing provisions. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although, pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering, the board of directors will not, and pursuant to the underwriting agreement cannot, at any time prior to the consummation of a business combination, propose any amendment or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions. We believe a vote for such an amendment or waiver would likely take place only to allow additional time to consummate a pending business combination. In such a case, stockholders would receive a proxy statement related to such action approximately 30 (but not less than 10 nor more than 60) days before the meeting date schedule to vote thereupon.

Listing of Securities

We have applied to have our units, common stock and warrants listed on the American Stock Exchange under the symbols [.U,  and .WS], respectively. We anticipate our units will be listed on the American Stock Exchange on or promptly after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will be listed separately and as a unit on the American Stock Exchange.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative Deutsche Bank Securities Inc., have severally agreed to purchase from us on a firm commitment basis the following respective number of units shown opposite their respective names below, at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriters	Number of Units
Deutsche Bank Securities Inc.
Pali Capital, Inc.
Total	10,000,000

The underwriting agreement provides that the obligation of the underwriters to purchase all of the 10,000,000 units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the 10,000,000 units being offered to the public, other than those covered by the over-allotment option described below, if any of these units are purchased.

We have been advised by the representative of the underwriters that the underwriters propose to offer the units to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $[ ] per unit under the public offering price. The underwriters may allow, and these dealers may reallow, a concession of not more than $[ ] per unit to other dealers. After the initial public offering, the representative of the underwriters may change the offering price and other selling items.

After we consummate a business combination, we intend to use our best efforts to maintain the effectiveness of our registration statement in order to allow exercise of the publicly traded warrants. We will file post-effective amendments to our registration statement in order to reflect in the prospectus any facts or events which arise after the effective date of our registration statement which, individually or in the aggregate, represent a fundamental change in the information set forth in our registration statement.

Over-Allotment Option

We have granted to the underwriters an option, exercisable not later than 30 days after the effective date of the registration statement, to purchase up to 1,500,000 additional units at the public offering price less the underwriting discount set forth on the cover of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the units offered by this prospectus. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. The distribution of our units in this offering will be completed when all the units have been distributed and all selling efforts have been completed. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional units as the number of units to be purchased by it in the above table bears to the total number of units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional units to the underwriters to the extent the option is exercised. If any additional units are purchased, the underwriters will offer the additional units on the same terms as those on which the other units are being offered hereunder.

Compensations and Commissions

The underwriting discounts and commissions are 7% of the initial public offering price. We have agreed to pay the underwriters the discounts and commissions set forth below, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option.

Fees(1)	Fee per Unit(1)	Without Exercise of Over Allotment Option	With Exercise of Over Allotment Option
Public offering price	$10.00	$100,000,000	$115,000,000
Underwriting discount(2)	$0.40	$4,000,000	$4,600,000
Deferred underwriting discount	$0.30	$3,000,000	$3,450,000
Proceeds before expenses(3)	$9.30	$93,000,000	$106,950,000

(1)	The total fees do not include the fair value of the purchase option we have agreed to sell to the underwriter, which, based upon a Black-Scholes model, on the date of sale would be approximately $450,000, using an expected life of four years after the first anniversary of the effective date of this registration statement, volatility of 18.53%, and a risk-free rate of 3.26%.
(2)	The underwriters have agreed to defer $3,000,000, or $3,450,000 if the underwriters’ over-allotment option is exercised in full of their underwriting discount, equal to 3% of the gross proceeds of the units being offered to the public, until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount, reduced pro ratably by the exercise of stockholder redemption rights, shall be released to the underwriters out of the gross proceeds of this offering held in the trust account at JP Morgan Chase, N.A. maintained by American Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest income on the deferred underwriting discount.
(3)	The offering expenses are estimated at $7,650,000 and will be paid in part from the $125,000 loans from Messrs. Thoman and Wilson. These loans will be payable without interest on the earlier of January 2, 2009 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not placed in trust.

Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the deferred underwriting discount held in the trust account. If we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights to or claims against such proceeds and (ii) the proceeds attributable to the deferred underwriting discount will be distributed on a pro rata basis among the public stockholders along with any interest income thereon.

Purchase Option

We have agreed to sell to the underwriters, for $100, an option to purchase up to a total of 500,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $12.00 per unit, commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring five years from the effective date of the registration statement. The option and the 500,000 units, the 500,000 shares of common stock and the 500,000 warrants underlying such units, and the 500,000 shares of common stock underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the FINRA Conduct Rules. Neither of the underwriters will sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the date of this prospectus. Additionally, the option may not be sold transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180 day period) following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the option, other than underwriting commissions incurred and payable by the holders. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the option exercise price or underlying units will not be adjusted for issuances of common stock at a price below the option exercise price. We will set aside and at all times have available a sufficient number of shares of common stock to be issued upon exercise of such units.

Pricing of this Offering

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying and managing operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

In consultation with our underwriters, we determined the size of this offering based on our beliefs concerning the capital that could be successfully raised given market conditions, our company’s business, our management team and other factors. However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for or valuation of operating companies in general since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Price Stabilization and Short Positions

In order to facilitate the offering of our units, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of our units. Specifically, the underwriters may over-allot units in connection with this offering, thus creating a short sales position in our units for their own account. A short sales position results when an underwriter sells more units than that underwriter is committed to purchase. A short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are sales made for an amount not greater than the underwriters’ over-allotment option to purchase additional units in the offering described above. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters will have to close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Accordingly, to cover these short sales positions or to stabilize the market price of our units, the underwriters may bid for, and purchase, units in the open market.

Additionally, the representative, on behalf of the underwriters, may also reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases units distributed by that underwriter or dealer. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our units may have the effect of raising or maintaining the market price of our units or preventing or mitigating a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. The underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target acquisitions or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that if no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the effective date of the registration statement, unless FINRA determines such payment would not be deemed underwriters compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP, New York, New York is passing on the validity of the securities offered in this prospectus. Lowenstein Sandler PC is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Corporate Acquirers, Inc. as of January 15, 2008 and for the period from September 27, 2007 to January 15, 2008, appearing in this prospectus and registration statement have been audited by Rothstein Kass & Co., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information.

CORPORATE ACQUIRERS, INC.
(A Corporation in the Development Stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Corporate Acquirers, Inc.

We have audited the accompanying balance sheet of Corporate Acquirers, Inc. (a corporation in the development stage) (the “Company”) as of January 15, 2008 and the related statements of operations, stockholders’ equity and cash flows for the period from September 27, 2007 (date of inception) to January 15, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of January 15, 2008, and the results of its operations and its cash flows for the period from September 27, 2007 (date of inception) to January 15, 2008, in conformity with accounting principles generally accepted in the United States of America.

Rothstein Kass & Co.

Roseland, New Jersey
January 16, 2008

CORPORATE ACQUIRERS, INC.
(A Corporation in the Development Stage)

BALANCE SHEET

January 15, 2008
ASSETS
Current asset, cash	$112,500
Other asset, deferred offering costs	85,000
Total Assets	$197,500
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$2,000
Accrued offering costs	47,500
Notes payable, stockholders	125,000
Total current liabilities	174,500
Commitments
Stockholders’ equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued
Common stock, $.0001 par value, 50,000,000 shares authorized; 2,875,000 shares issued and outstanding	288
Additional paid-in capital	24,712
Deficit accumulated during the development stage	(2,000)
Total Stockholders’ equity	23,000
Total Liabilities and Stockholders’ Equity	$197,500

See accompanying notes to financial statements.

CORPORATE ACQUIRERS, INC.
(A Corporation in the Development Stage)

STATEMENT OF OPERATIONS

For the period from September 27, 2007 (date of inception) to January 15, 2008

Revenue	$—
Formation and operating costs	2,000
Net loss applicable to common stockholders	$(2,000)
Weighted average number of common shares outstanding, basic and diluted	2,875,000
Net loss per common share, basic and diluted	$—

See accompanying notes to financial statements.

CORPORATE ACQUIRERS, INC.
(A Corporation in the Development Stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

For the period from September 27, 2007 (date of inception) to January 15, 2008

	Common Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
Sale of common shares issued to the initial stockholders on September 27, 2007 at $.010 per share	2,875,000	$288	$24,712	$—	$25,000
Net loss				(2,000)	(2,000)
Balances, at January 15, 2008	2,875,000	$288	$24,712	$(2,000)	$23,000

See accompanying notes to financial statements.

CORPORATE ACQUIRERS, INC.
(A Corporation in the Development Stage)

STATEMENT OF CASH FLOWS

For the period from September 27, 2007 (date of inception) to January 15, 2008

Cash flows from operating activities
Net loss	$(2,000)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Change in operating asset and liability:
Accrued expenses	2,000
Cash provided by (used in) operating activities	—
Cash flows from financing activities
Proceeds from notes payable, stockholders	125,000
Proceeds from issuance of common stock to the initial stockholders	25,000
Payments of deferred offering costs	(37,500)
Cash provided by financing activities	112,500
Net increase in cash	112,500
Cash, beginning of period	—
Cash, end of period	$112,500
Supplemental schedule of non-cash financing activities:
Accrual of deferred offering costs	$47,500

See accompanying notes to financial statements.

CORPORATE ACQUIRERS, INC.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note A — Description of Organization and Business Operations

Corporate Acquirers, Inc. (a corporation in the development stage) (the “Company”) was incorporated in Delaware on September 27, 2007. The Company was formed to acquire one or more businesses or assets through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. The Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting By Development Stage Enterprises, and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, approximately 98% of the gross proceeds, after payment of certain amounts to the underwriters, will be held in a trust account (“Trust Account”) and invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty (180) days or less or any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund and bears the highest credit rating issued by a United States nationally recognized rating agency until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that the holders of 50% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business Combination or 30% or more exercise their conversion rights described below, the Business Combination will not be consummated. Public stockholders voting against a Business Combination will be entitled to redeem their stock for a pro rata share of the Trust Account (including the additional 3% fee of the gross proceeds payable to the underwriters upon the Company’s consummation of a Business Combination), including any interest earned (net of taxes payable and the amount distributed to the Company to fund its working capital requirements) on their pro rata share, if the business combination is approved and consummated. However, voting against the Business Combination alone will not result in an election to exercise a stockholders’ redemption rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combination is voted upon by the stockholders. All of the Company’s stockholders prior to the Proposed Offering, including all of the directors and officers of the Company have agreed to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company.

In the event that the Company does not consummate a Business Combination within 24 months from the date of the consummation of the Proposed Offering, the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the existing stockholders to the extent of their initial stock holdings. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution

CORPORATE ACQUIRERS, INC.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note A — Description of Organization and Business Operations  – (continued)

(including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

Note B — Summary of Significant Accounting Policies

Basis of Presentation:

The financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission.

Development Stage Company:

The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.” At January 15, 2008, the Company had not commenced any operations nor generated any revenue to date. All activity through January 15, 2008 relates to the Company’s formation and the proposed public offering described below. Following such offering, the Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on the Trust Account after such offering.

Net Loss Per Common Share:

The Company complies with accounting and disclosure requirements of SFAS No. 128, “Earnings Per Share”. Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. At January 15, 2008, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock. As a result, diluted loss per common share is the same as basic loss per share.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” approximates the carrying amounts represented in the balance sheet.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CORPORATE ACQUIRERS, INC.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note B — Summary of Significant Accounting Policies  – (continued)

Deferred Offering Costs:

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A – “Expenses of Offering”. Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

Income Tax:

The Company complies with SFAS 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company did not establish a valuation allowance as of January 15, 2008 as there were no deferred tax assets at that date.

Recently Issued Accounting Standards:

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, expands disclosures about fair value instruments, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 17, 2007 and interim periods within those fiscal years, which for the Company would be its fiscal year end beginning January 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 provides guidance on how prior year misstatements should be considered when quantifying misstatements in the current year financial statements. The SAB requires registrants to quantify misstatements using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. SAB 108 does not change the guidance in SAB 99, “Materiality,” when evaluating the materiality of misstatements. SAB 108 is effective for fiscal years ending after November 15, 2006. Upon initial application, SAB 108 permits a one-time cumulative effect adjustment to beginning retained earnings. The adoption of SAB 108 had no effect on our financial position.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This Statement permits entities to choose to measure many financial instruments at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

CORPORATE ACQUIRERS, INC.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note B — Summary of Significant Accounting Policies  – (continued)

On November 5, 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 109, “Written Loan Commitments Recorded at Fair Value Through Earnings” (“SAB 109”). SAB 109 provides guidance on the accounting for written loan commitments recorded at fair value under generally accepted accounting principles (GAAP). Specifically, the SAB revises the Staff’s view on incorporating expected net future cash flows related to loan servicing activities in the fair value measurement of a written loan commitment. SAB 109, which supersedes SAB 105, Application of Accounting Principles to Loan Commitments, requires the expected net future cash flows related to the associated servicing of the loan be included in the measurement of all written loan commitments that are accounted for at fair value through earnings. SAB 109 is effective in fiscal quarters beginning after December 15, 2007. The Company is currently evaluating the potential impact, if any, that the adoption of SAB 109 will have on its financial statements.

Note C — Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 10,000,000 units at $10 per unit (“Units”). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and will expire four years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of warrants during the exercise period, there will be no cash settlement of the warrants and the warrants will expire worthless.

Note D — Related Party Transactions

The Company issued two unsecured promissory notes of $62,500 each to two officers and directors of the Company, G. Richard Thoman and Stephen R. Wilson, respectively on January 2, 2008. The notes are non-interest bearing and are payable on the earlier of January 2, 2009 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount of $125,000. After maturity, the promissory note bears interest at 5% per annum until paid.

On September 27, 2007, the Company issued 3,125,000 shares of common stock for proceeds of $25,000 to the Sponsors of the Company and three directors of the Company (the “Initial Stockholders”). Effective November 14, 2007, the board of directors of the Company authorized a reverse stock split of 0.92 shares of common stock for each outstanding share of common stock. Up to an aggregate of 375,000 shares of the Sponsors common stock are subject to forfeiture to the extent the underwriters’ over-allotment option (see Note E) is not exercised in full or in part by the underwriters.

The sponsor of the Company, which is owned by the Company’s directors and officers, has agreed to purchase in a private placement, 3,000,000 warrants immediately prior to the date of the prospectus at a price of $1.00 per warrant (an aggregate purchase price of approximately $3,000,000) from the Company and not as part of the Proposed Offering. The sponsor has

CORPORATE ACQUIRERS, INC.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note D — Related Party Transactions  – (continued)

agreed these warrants will not be sold or transferred until the first business day following the consummation of the Company’s initial Business Combination, subject to permitted transfers. If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the Public Stockholders and the warrants issued will expire worthless.

The Company presently occupies office space provided by Corporate Perspectives, LLC, an affiliate of G. Richard Thoman, Chairman and CEO of the Company. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services.

The Initial Stockholders, as well as the holders of the warrants issued in the private placement (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of a majority of these securities will be entitled to make up to three demands that the Company register such securities. In addition, these stockholders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The registration rights agreement will provide that, in certain instances, the holders (and affiliates and other permitted assignees) of a majority of these securities may require the Company to register these securities held by them on a registration statement filed under the Securities Act, provided that no sales will be allowed to be made pursuant to such registration statement until termination of the applicable lock-up period for the securities being registered, even if such registration statement has already been declared effective, and provided further that with respect to the insider warrants, such warrants must also have become exercisable. The Company will bear the expenses incurred in connection with filing any such registration statement.

Note E — Commitments

The Company is committed to pay an underwriting discount of 4.0% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional 3.0% (deferred) fee of the gross offering proceeds payable to the Company’s upon consummation of a Business Combination.

The Company has granted the underwriter a 30-day option to purchase up to 1,500,000 additional units to cover the over-allotment. The over-allotment option will be used only to cover a net short position resulting from the initial distribution.

The Company has engaged Deutsche Bank Securities Inc., the representative of the underwriters, to act as the investment banker for the initial business combination, and will pay $4,000,000 at the closing of the initial business combination. The Company has also agreed to sell to the underwriters, for $100, as additional compensation, an option to purchase up to a total of 500,000 units at a per-unit price of $12 with an identical number of attached warrants exercisable at $9 under the same terms as the Proposed Offering. The units issuable upon exercise of this option are also identical to those offered in the Proposed Offering.

The sale of the option to the underwriters will be accounted for as an equity transaction, accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale.

CORPORATE ACQUIRERS, INC.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note E — Commitments  – (continued)

The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $0.92 per unit, or approximately $450,000 in total, using an expected life of four years, volatility of 18.53% and a risk-free interest rate of 3.26%.

The volatility calculation of 18.53% is based on the 1,000 day average volatility for the Russell 2000 Index (“Index”). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the Index because management believes that the average volatility is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock post-business combination. Although an expected life of four years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

Note F — Common Stock

The Company accounts for redeemable common stock in accordance with Emerging Issue Task Force D-98 “Classification and Measurement of Redeemable Securities”. Securities that are redeemable for cash or other assets are classified outside of permanent equity if they are redeemable at the option of the holder. In addition, if the redemption causes a redemption event, the redeemable securities should not be classified outside of permanent equity. As discussed in Note A, the Business Combination will only be consummated if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders holding less than 30% (2,999,999) of common shares sold in the Offering exercise their redemption rights. As further discussed in Note A, if a Business Combination is not consummated within 24 months from the date of the consummation of the Proposed Offering, the Company will liquidate. Accordingly, 2,999,999 shares have been classified outside of permanent equity at redemption value. The Company recognizes changes in the redemption value immediately as they occur and adjusts the carrying value of the redeemable common stock to equal its redemption value at the end of each reporting period. The initial per share redemption price was $9.83 at January 15, 2008.

Note G — Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of January 15, 2008, the Company had not issued shares of preferred stock.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Until             , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Corporate Acquirers, Inc.

$100,000,000

10,000,000 Units

Deutsche Bank Securities

Pali Capital, Inc.

Prospectus

, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount) will be as follows:

SEC registration fee	8,322
FINRA filing fee	22,576
AMEX listing fee	85,000
Accounting fees and expenses	50,000
Printing and engraving expenses	75,000
Legal fees and expenses	250,000	(1)
Miscellaneous	159,102	(2)
Total	$650,000

(1)	In addition to the initial acceptance fee of $1,000 that is charged by American Stock Transfer & Trust Company, as trustee following the offering, the registrant will be required to pay to American Stock Transfer & Trust Company annual fees of approximately $3,000 for acting as trustee, approximately $4,800 for acting as transfer agent of the registrant’s common stock, approximately $2,400 for acting as warrant agent for the registrant’s warrants and approximately $1,800 for acting as escrow agent. A portion of the legal fees payable to Ellenoff Grossman & Schole LLP, our legal counsel, may be deferred and may be contingent on our consummating a business combination.
(2)	This amount also represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
G. Richard Thoman	1,625,000
Stephen R. Wilson	875,000
Patrick J. Martin	375,000
James P. Schadt	250,000
Total	3,125,000

On September 27, 2007, we issued 3,125,000 shares of our common stock to our officers and directors listed below for an aggregate amount of $25,000 in cash, at a purchase price of approximately $0.008 per share. Such shares of common stock were issued on September 27, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales. Effective November 14, 2007, our board of directors authorized a reverse stock split of 0.08 shares of common stock for each outstanding share of common stock.

On November 28, 2007, the above listed individuals contributed their shares of common stock to Corporate Acquirers, LLC, our sponsor, in exchange for membership interests in our sponsor.

Prior to the date of the prospectus, our sponsor will purchase 3,000,000 insider warrants from us. These insider warrants will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales. We have entered into a private placement subscription agreement with our sponsor in connection with these insider warrants which has been filed as an exhibit. Our sponsor has subscribed for, and prior to the consummation of the offering will purchase, the insider warrants.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholder’s collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain the existing stockholder’s collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of this offering, in each case without giving effect to the private placement.

Item 16. Exhibits and Financial Statement Schedules.

See the Exhibit Index, which follows the signature page which is incorporated by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of March, 2008.

CORPORATE ACQUIRERS, INC.

By:	/s/ G. Richard Thoman Name: G. Richard Thoman Title: Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints G. Richard Thoman and Stephen R. Wilson, acting in their individual capacities, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Amendment has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ G. Richard Thoman G. Richard Thoman	Chairman, Chief Executive Officer and President (Principal Executive Officer)	March 17, 2008
/s/ Stephen Wilson Stephen Wilson	Vice-Chairman and Chief Financial Officer (Principal Financial and Accounting Officer)	March 17, 2008
/s/ Patrick J. Martin Patrick J. Martin	Director	March 17, 2008
/s/ James P. Schadt James P. Schadt	Director	March 17, 2008
/s/ Michael Miron Michael Miron	Director	March 17, 2008

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation.**
3.2	Form of Amended and Restated Certificate of Incorporation.*
3.3	By-laws.**
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Unit Purchase Option to be granted to the underwriters.*
4.5	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Ellenoff Grossman & Schole LLP.*
10.1	Form of Investment Management Trust Account Agreement between American Stock Transfer & Trust Company and the Registrant.
10.2	Form of Securities Escrow Agreement among the Registrant, American Stock Transfer & Trust Company, and the Existing Stockholders.
10.3	Form of Registration Rights Agreement among the Registrant and the Existing Stockholders.
10.4	Form of Letter Agreement by and between the Registrant and Stephen R. Wilson.
10.5	Form of Letter Agreement by and between the Registrant and G. Richard Thoman.
10.6	Form of Letter Agreement by and between the Registrant and Patrick J. Martin.
10.7	Form of Letter Agreement by and between the Registrant and James P. Schadt.
10.8	Form of Letter Agreement by and between the Registrant and Michael Miron.
10.9	Form of Letter Agreement by and between the Registrant and Corporate Acquirers, LLC.
10.10	Administrative Services Agreement between the Registrant and Corporate Perspectives.*
10.11	Securities Subscription Agreement by and between the Registrant and Stephen R. Wilson.
10.12	Securities Subscription Agreement by and between the Registrant and G. Richard Thoman.
10.13	Securities Subscription Agreement by and between the Registrant and Patrick J. Martin.
10.14	Securities Subscription Agreement by and between the Registrant and James P. Schadt.
10.15	Subscription Agreement by and between the Registrant and Corporate Acquirers, LLC.
10.16	Promissory Note, dated January 2, 2008, issued to G. Richard Thoman in the amount of $62,500.
10.17	Promissory Note, dated January 2, 2008, issued to Stephen Wilson in the amount of $62,500.
14	Code of Business Conduct and Ethics.*
23.1	Consent of Rothstein Kass & Co.
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).*
99.1	Audit Committee Charter.*
99.2	Nominating Committee Charter.*

*	To be filed by amendment.
**	Previously filed.